UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

McEwen Mining Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

This revised proxy statement of McEwen Mining Inc. (the “Company”) amends, restates and supersedes the definitive proxy statement filed by the Company with the Securities and Exchange Commission on May 2, 2022 (the “original proxy statement”), which was filed in connection with the Company’s 2022 annual meeting of shareholders. This proxy statement is being filed: (1) to add a proposal to authorize a reverse stock split of the issued and outstanding shares of the Company’s common stock; (2) to add a proposal to authorize a decrease in the number of authorized shares of the Company’s common stock; and (3) to change the date of the Annual Meeting from June 30, 2022 to July 7, 2022. This revised proxy statement should be read in place of the original proxy statement, and amends, restates and supersedes the original proxy statement in all respects.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

MCEWEN MINING INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

July 7, 2022

The 2022 annual meeting of the shareholders of McEwen Mining Inc. will be held virtually at: www.meetnow.global/MJXJLV6 on July 7, 2022 at 11:00 a.m. Eastern Time. The meeting will be held for the following purposes:

(1)	To elect eight (8) directors to serve on our Board of Directors until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	To consider and vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis, tabular disclosure and accompanying narrative disclosure set forth in our 2022 proxy statement;

(3)	To consider and vote on an advisory (non-binding) proposal to determine the frequency with which shareholders of our company shall be entitled to vote on the compensation of our named executive officers;

(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022;

(5)	To consider and vote on a proposal to grant our Board of Directors the discretion to amend our Second and Amended and Restated Articles of Incorporation to effect a reverse split of our outstanding common stock at a ratio of not less than 1-for-5 and not more than 1-for-10, to, among other things, enable the Company to comply with the New York Stock Exchange’s continued listing requirements;

(6)	To consider and vote on a proposal to amend our Second Amended and Restated Articles of Incorporation to decrease the number of authorized shares of common stock from 675,000,000 to 200,000,000; and

(7)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on April 28, 2022 as the record date for the determination of the holders of our stock entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on our books at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

This year’s annual meeting, like last year, will be a completely virtual meeting of shareholders, and will be conducted solely online. We believe the environmentally-friendly virtual meeting format will provide expanded access, improved communication and cost savings for our shareholders while also supporting public health and safety during the on-going pandemic. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetnow.global/MJXJLV6 at the meeting date and time described in the accompanying proxy statement. You will not be able to attend the annual meeting in person.

In the event of a technical malfunction in connection with the virtual meeting, the chair of the meeting will convene the meeting at 11:00 a.m. Eastern Daylight Time on the date specified above at our corporate offices located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under these circumstances, we will post information regarding the announcement on the investors page of our website at mcewenmining.com.

Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience, by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the annual meeting online and would prefer to vote electronically during the meeting, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE, (ii) INTERNET, (iii) REQUESTING A PAPER PROXY CARD, TO COMPLETE, SIGN AND RETURN BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING ELECTRONICALLY. Please note that all votes cast via the Internet must be cast prior to 12:01 a.m. Eastern Time on July 7, 2022 and votes cast by telephone must be cast by 1:00 a.m. on that same day.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be
Held Virtually on July 7, 2022 at 11:00 a.m. Eastern Time.
The proxy statement and annual report to stockholders are available at
http://www.envisionreports.com/MUX.

By Order of the Board of Directors

May 2, 2022	ROBERT R. MCEWEN
(revised June , 2022)	Chairman and Chief Executive Officer

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
Why did I receive these proxy materials?	1
What am I being asked to vote on at the annual meeting?	1
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?	1
What do I need to do to attend the annual meeting?	1
How do I register to attend the annual meeting virtually on the Internet?	2
Who is entitled to vote at the annual meeting?	2
What is the difference between holding shares as a shareholder of record and as a beneficial owner?	2
How do I vote?	2
What can I do if I change my mind after I vote?	3
What is “householding” and how does it affect me?	3
Can I access the proxy materials and the 2021 annual report on the Internet?	3
What is a broker non-vote?	4
What is a quorum for the annual meeting?	4
What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?	4
Election of Directors; Majority Vote Policy	4
Ratification of the Appointment of Ernst & Young LLP	5
How will my shares be voted at the Annual Meeting?	5
Could other matters be decided at the annual meeting?	6
Who will pay for the cost of this proxy solicitation?	6
Who will count the votes?	6
PROPOSAL FOR ELECTION OF DIRECTORS	6
Directors and Executive Officers	6
Our Directors	7
Our Officers	8
Vote Necessary to Approve Proposal 1	10
PROPOSAL FOR APPROVAL OF EXECUTIVE COMPENSATION	10
Vote Necessary to Approve Proposal 2	11
PROPOSAL FOR APPROVAL OF FREQUENCY OF SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION	11
Vote Necessary to Approve Proposal 3	11
PROPOSAL FOR RATIFICATION OF AUDITORS	12
Vote Necessary to Ratify Proposal 4	12
PROPOSAL TO AMEND OUR SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK BY A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-10	12
APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	21

i

ii

Appendix A – Form of Amendment to the Articles of Incorporation (Reverse Stock Split)	A-1
Appendix B – Form of Amendment to the Articles of Incorporation (Decrease in Authorized Capital)	B-1

iii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials, which consist of this proxy statement, our Annual Report on Form 10-K and a proxy card, in connection with the solicitation by the Board of Directors (the “Board”) of McEwen Mining Inc. (“we,” “our,” “us,” or the “Company”) of proxies to be voted at our annual meeting of shareholders to be held on Thursday, July 7, 2022 at 11:00 a.m., Eastern Time, virtually at: www.meetnow.global/MJXJLV6, and any adjournment or postponement thereof. The Notice of Annual Meeting of Shareholders and this proxy statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or before May 6, 2022.

What am I being asked to vote on at the annual meeting?

You are being asked to vote upon:

●	the election of eight nominees for directors to hold office until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified;

●	the advisory vote on the compensation of our named executive officers as described in this proxy statement (“Say-on-Pay”);

●	the advisory vote to determine the frequency with which shareholders of our company shall be entitled to vote on the compensation of our named executive officers (“Say-When-on-Pay”);

●	the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

●	a proposal that would grant the Board the discretion to amend our Second Amended and Restated Articles of Incorporation to effect a reverse split of our outstanding common stock on a ratio of not less than 1-for-5 and not more than 1-for-10;

●	an amendment to our Second Amended and Restated Articles of Incorporation to reduce the number of shares of common stock that we are authorized to issue from 675,000,000 to 200,000,000; and

●	any other business that may properly come before the meeting.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to shareholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or before May 6, 2022, we mailed a Notice of Internet Availability of Proxy Materials to shareholders, containing instructions on how to access the proxy materials on the Internet, to vote your shares over the Internet or by telephone or to request a paper copy of the proxy materials and proxy card. On or around June      , 2022, we mailed additional proxy materials to shareholders relating to Proposal 5 (approval of the reverse stock split) and Proposal 6 (reduction in authorized share capital). You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, please follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.

What do I need to do to attend the annual meeting?

The annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by online webcast. You are entitled to participate in the annual meeting only if you were a shareholder of the company as of the close of business on April 28, 2022, or if you hold a valid proxy for the annual meeting. No physical meeting will be held.

You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.meetnow.global/MJXJLV6. You also will be able to vote your shares online by attending the annual meeting by webcast. To participate in the annual meeting, you will need to review the information included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the annual meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you do not need to register to attend the annual meeting virtually on the Internet. Please follow the instructions in the notice or proxy card that you received. You will need a control number, which is located in the notice and proxy card.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet. If you are unable to register for any reason, you may still view the meeting as a guest by visiting the meeting website, but you will not be able to vote or ask questions.

To register to attend the annual meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your McEwen Mining Inc. share holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on July 1, 2022.

You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

By email: Forward the e-mail from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare Trust Company, N.A.

McEwen Mining Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Who is entitled to vote at the annual meeting?

Holders of our common stock at the close of business on April 28, 2022 are entitled to receive the Notice of Annual Meeting of shareholders and to vote their shares at the annual meeting. As of that date, there were 474,275,626 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Computershare, you are the “shareholder of record” of those shares. The Notice of Annual Meeting of shareholders and this proxy statement and any accompanying materials have been provided directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee/holder of record, you are considered the “beneficial owner” of those shares, and the Notice of Annual Meeting of shareholders and this proxy statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

●	By Internet: If you are a shareholder of record, you can vote over the Internet at www.envisionreports.com/MUX by following the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. If you hold your shares through a broker or other intermediary, you should contact your broker to determine if they allow for voting on the internet or by phone.

●	By Telephone: If you are a shareholder of record, you can vote over the telephone by calling 1-800-652-8683 and following the directions.

●	By Mail: If you have requested or received a proxy or voting instruction card by mail, you can vote by completing, signing and dating the proxy or voting instruction card and returning it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board.

●	At the Meeting (Virtually): You may vote your shares at the virtual annual meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet. To register to attend the annual meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your McEwen Mining Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on July 1, 2022. Please see additional details under “How do I register to attend the annual meeting on the Internet,” above.

Internet voting facilities for shareholders of record will be available 24 hours a day until 12:01 a.m., Eastern Time, on July 7, 2022. Voting by telephone will be available until 1:00 a.m. on that day. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote?

Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect your right to attend the annual meeting virtually and to vote electronically during the meeting. The presence at the annual meeting of a shareholder who has submitted a proxy does not in itself revoke a proxy. If you are a shareholder of record, you can revoke your proxy before it is exercised by:

●	giving written notice to the Corporate Secretary of the Company before the day of the meeting;

●	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

●	voting electronically during the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record or registering, attending the meeting and voting electronically during the meeting.

What is “householding” and how does it affect me?

When multiple shareholders have the same address, the SEC permits companies and intermediaries to deliver a single copy of certain proxy materials and the Notice of Internet Availability of Proxy Materials to them. This process is commonly referred to as “householding.” We do not participate in householding, but some brokers may for shareholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the Notice or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise.

If, at any time, you would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another shareholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. We will promptly deliver to a shareholder who received one copy of the Notice or proxy materials as a result of householding a separate copy upon the shareholder’s written or oral request directed to our investor relations department at (647) 258-0395 ext. 320 or McEwen Mining Inc., 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions provided in the Notice.

Can I access the proxy materials and the 2021 annual report on the Internet?

The Notice of Annual Meeting of shareholders, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available at http://www.envisionreports.com/MUX. You will also be able to access the proxy materials at the meeting website during the virtual annual meeting.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non- vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange, or “NYSE.”

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under the rules of the NYSE (“NYSE Rules”) to vote your shares on the ratification of the appointment of Ernst & Young LLP (Proposal 4), approval of the reverse stock split (Proposal 5), and approval of the reduction in authorized capital (Proposal 6), even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on any of the other proposals to be considered at the annual meeting and if you do not provide voting instructions to your broker, a broker non-vote will occur and your shares will not be voted on these matters or any other matter that may properly come before the meeting.

What is a quorum for the annual meeting?

A quorum is the minimum number of shares of our common stock that must be present in person or by proxy to legally convene the annual meeting. As stated in our Second Amended and Restated Articles of Incorporation and bylaws, the presence in person or by proxy of the holders of stock representing at least one-third of the voting power of all shares of our stock issued and outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required
1. Election of directors	Plurality, subject to resignation under Majority Voting Policy if votes “withheld” greater than votes “for”
2. The advisory vote on the compensation of our named executive officers as described in this proxy statement	Majority of the votes cast on the proposal
3. The advisory vote on the frequency of Say-on-Pay	The frequency (every one, two or three years) receiving the highest number of votes will be approved
4. Ratification of the appointment of Ernst & Young LLP	Majority of votes cast on the proposal
5. Proposal for a reverse split of our common stock	Majority of votes cast on the proposal
6. Proposal to reduce our authorized capital	Majority of votes cast on the proposal

Election of Directors; Majority Vote Policy

Directors are elected by a plurality of the votes cast for the election (assuming a quorum is present at the meeting), subject to our Majority Voting Policy (the “Majority Voting Policy”). The eight nominees for director who receive the highest number of votes will be elected to the Board of Directors. Any shares not voted for the election, whether due to abstentions, broker non-votes or otherwise, will have no effect on the election of the directors.

Pursuant to our Majority Voting Policy, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the Board. The Nominating and Governance Committee of our Board (or, under certain circumstances, another Committee appointed by the Board) will promptly consider that resignation and will recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors. The Board must then act on that recommendation no later than 90 days following the date of an annual meeting of shareholders. Within four days of the Board’s decision, we must disclose the decision in a Current Report on Form 8-K filed with the SEC that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.

Say-on-Pay

The affirmative vote of a majority of the votes cast on the proposal at the annual (assuming a quorum is present) meeting is required to approve the advisory vote on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Say-When-on-Pay

The frequency with which shareholders of our company shall be entitled to vote on the compensation of our named executive officers (i.e., either one, two or three years) receiving the highest number of votes will be approved. Abstentions and broker non-votes will not be treated as votes cast on this proposal and therefore will have no effect on the outcome of this proposal.

Ratification of the Appointment of Ernst & Young LLP

The affirmative vote of a majority of the votes cast for the proposal (assuming a quorum is present) is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022. Abstentions and broker non-votes will not be treated as votes cast on this proposal and will therefore have no effect on the outcome of this proposal.

Proposal to Effect a Reverse Split of our Common Stock

The proposal to grant the Board discretion to amend our Second Amended and Restated Articles of Incorporation to effect a reverse split of our outstanding common stock requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be treated as votes cast on this proposal and therefore will have no effect on the outcome of this proposal.

Proposal to Reduce our Authorized Capital

The proposal to amend our Second Amended and Restated Articles of Incorporation to reduce the authorized shares of common stock from 675,000,000 shares to 200,000,000 shares requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be treated as votes cast on this proposal and therefore will have no effect on the outcome of this proposal.

How will my shares be voted at the Annual Meeting?

If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card, and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote:

●	FOR the election of each of the nominees for director;

●	FOR the resolution approving the compensation of our named executive officers;

●	FOR the resolution to hold the vote on the compensation of our named executive officers every three years;

●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022;

●	FOR the proposal to effect a reverse split of our common stock; and

●	FOR the proposal to reduce the number of shares of common stock that we are authorized to issue under our Second Amended and Restated Articles of Incorporation;

Could other matters be decided at the annual meeting?

Other than the election of directors, the advisory vote on the compensation of our named executive officers, the advisory vote on the frequency of Say-on-Pay, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022, the proposal to effect a reverse split of our common stock, and the proposal to reduce our authorized capital, the Board knows of no other matters to be presented at the annual meeting. However, if you return your signed and completed proxy card or vote by telephone or on the Internet and any other business or matters properly come before the annual meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such matters.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock.

Who will count the votes?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspector of election.

PROPOSAL FOR ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card)

The Board of Directors currently consists of nine members. Ms. Michele Ashby and Mr. Michael Stein are not seeking nomination and reelection. The seven remaining directors have been nominated to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. In addition, Ian Ball has been nominated to serve on the Board to bring the total number to eight, and the Board does not have any current plans to fill any vacancy that will be created upon Ms. Ashby and Mr. Stein ceasing to serve on the Board of Directors. The eight nominees have indicated that they are willing and able to serve as directors if elected. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors.

Directors and Executive Officers

The following table reflects our directors and executive officers as of the date of this proxy statement:

Name	Age	Positions With the Company	Board Position Held Since
Robert R. McEwen	71	Chairman of the Board and Chief Executive Officer	2005
Allen V. Ambrose(1)(2)(3)	65	Director	2012
Michele L. Ashby(1)(2)(3)	66	Director	2005
Richard W. Brissenden(3)(4)	77	Director	2012
Robin E. Dunbar(2)(4)	63	Director	2017
Donald R.M. Quick(3)	70	Director	2012
Merri Sanchez	61	Director	2022
William M. Shaver(3)	74	Director	2021
Michael L. Stein(4)	71	Director	2012
Anna Ladd-Kruger	52	Chief Financial Officer	—
G. Peter Mah	55	Chief Operating Officer	—
Stephen McGibbon	63	Executive Vice President of Exploration	—
Ruben Wallin	54	Vice President of Environment, Health, Safety & Sustainability	—
Carmen Diges	51	General Counsel and Secretary	—
Stefan Spears	40	Vice President, Corporate Development	—

(1)	Member of the Compensation Committee.

(2)	Member of the Nominating & Corporate Governance Committee.

(3)	Member of the Environmental, Health & Safety Committee.

(4)	Member of the Audit Committee.

All of our directors named above except Mr. McEwen and Dr. Quick are independent as defined under the NYSE Rules.

The following information summarizes the recent (at least five years) business experience of our officers and directors:

Our Directors

Robert R. McEwen. Mr. McEwen became the Chairman of our Board of Directors and our Chief Executive Officer on August 18, 2005. Mr. McEwen was also Non-Executive Chairman of Lexam VG Gold Inc. (“Lexam”) from January 2011 to April 2017, at which time we completed the acquisition of Lexam. He was Chief Executive Officer of US Gold Corporation from 2005-2012 and was also the President and Chief Executive Officer of Minera Andes Inc. from June 2009 until January 2012, when we completed the acquisition of that entity. He was the Chief Executive Officer of Goldcorp Inc. from June 1986 until February 2005 and the Chairman of that company from 1986 to October 2005. Goldcorp is engaged in the business of exploring for and producing gold and other precious metals and is now part of Newmont Corporation. Our Board believes that Mr. McEwen’s 30+ years of experience in the mining industry, and particularly the experience he developed by guiding Goldcorp from a start-up into a senior gold producer, provides him with the desired skills, attributes and qualifications to serve as a member of our Board.

Allen V. Ambrose. Mr. Ambrose has over three decades of experience in the mining industry, including work with large companies as well as junior exploration companies. A founder of Minera Andes Inc., he was a director from November 1995 until its combination with McEwen Mining in January 2012. Mr. Ambrose also served as President and Chief Executive Officer of Minera Andes from 1995 until June 2009. Mr. Ambrose has extensive experience in all phases of exploration, project evaluation and project management, and has worked as a geologic consultant in the United States (U.S.) and South America. As a consultant, he co-discovered a Venezuelan auriferous massive gold sulfide deposit acquired by Gold Reserve Corporation and known generally as the Brisas deposit. He formerly was employed as exploration manager for N.A. Degerstrom Inc., a U.S. contract mining company, and has worked as a geologist for Cyprus Minerals, Kidd Creek Mines, Molycorp, Boise Cascade and Denison Mines. He holds a B.Sc. in Geology from Eastern Washington University and attended graduate school. The Board believes that Mr. Ambrose’ experience as a geologist, significant understanding and experience with our Argentine assets, and knowledge of the mining industry provide the requisite skills and qualifications to serve as a member of our Board.

Richard W. Brissenden. Mr. Brissenden is a Chartered Professional Accountant (Ontario) and a graduate of the Directors Education Program of the Institute of Corporate Directors with an ICD.D designation, with more than 30 years of experience in the mining and exploration sector. From December 2013 until April 2018, Mr. Brissenden was a director of Banro Corporation, a Canadian gold mining company with securities traded on the Toronto Stock Exchange (“TSX”) and NYSE American, and served as its Chairman (May 2014 to January 2015; January 2016 to April 2018) and its Executive Chairman (January 2015 to December 2015). He also served as a director of Lexam from January 2011 until April 2017 when it was acquired by McEwen Mining. He previously served as a board member and executive of numerous companies in the mining and mineral exploration sector. The Board believes that Mr. Brissenden’s significant financial experience as a chartered professional accountant and member of numerous public company Audit Committees, as well as significant understanding of and experience in the mining industry, provides the requisite skills and qualifications to serve as a member of our Board.

Robin E. Dunbar. Mr. Dunbar has been involved in the mining industry since 1996 following 14 years in commercial and corporate banking in Canada. He was a non-executive director of Lexam prior to our acquisition of that entity. Currently, he is President and Chief Executive Officer of Grid Metals Corp. (formerly Mustang Minerals Corp.), an Ontario corporation with securities traded on the TSX-V, a position he has held since 1998. Grid has base and precious metal development projects in Manitoba and Ontario. He also served as the Chief Financial Officer and a director of Aquila Resources Inc., an Ontario corporation with securities traded on the TSX, a position he held from 2003 to 2014. Aquila owns exploration and development projects in Michigan and Wisconsin, in the US. From 2006 to 2015, he was a non-executive director of Western Areas Ltd, an Australian-based nickel producer with shares listed on the Australian Securities Exchange and exploration interests in North America, Europe and Asia. He received a B.A. from Western University and an M.B.A. from Dalhousie University. Our Board believes that Mr. Dunbar’s commercial banking and finance background, together with his experience in the mining industry, makes him an asset to our Board.

Donald R.M. Quick. Dr. Quick served as a director of CSA Management from 1996 until 2000, at which time it merged with Goldcorp Inc. Between 2000 and 2006, Dr. Quick was also a member of the board of directors of Goldcorp Inc. Dr. Quick was a member of the board of directors of Minera Andes from 2008 until it merged with U.S. Gold Corporation in 2012, to become McEwen Mining. Prior to 2003, Dr. Quick was in private practice as a chiropractor. Our Board believes that Dr. Quick’s background and experience as a corporate director in the mining sector provides the requisite skills and qualifications to serve as a member of our Board. As a result of the former employment of his son by the company, Simon Quick, Dr. Quick is not considered to be independent under the NYSE Rules.

Merri Sanchez. Dr. Sanchez was appointed to the Board of Directors effective February 25, 2022. She is a Technical Fellow with The Aerospace Corporation where she provides technical and strategic advice on matters concerning civil, commercial, and government spaceflight programs. She has more than 40 years of spaceflight engineering and operations experience. She previously served as the Chief Scientist of the U.S. Air Force Space Command, as a senior executive for the National Aeronautics and Space Administration, and as Senior Director of a commercial space company. She received a Bachelor of Science in Aerospace Engineering from Texas A&M University, a Master of Science in Physical Sciences (Planetary Geology) from the University of Houston - Clear Lake, a Master of Mechanical Engineering from the University of Houston, and a Doctor of Philosophy in Industrial Engineering (Human Factors) from the University of Houston. Our Board believes that Ms. Sanchez’s expertise in cutting edge science and technology as well as her experience in operations, engineering, safety, risk management and decision making for both human and robotic spaceflight makes her an asset to our Board.

William M. Shaver. Mr. Shaver is a seasoned mining executive with over 50 years of management and executive experience in all facets of mine design, construction, and operations. In 1980, he was a founder of Dynatec Corporation, which became one of the leading contracting and mine operating groups in North America. In 2013, he was recognized as the Ernst and Young Entrepreneur of the Year for his devotion to bringing innovation to the mining industry. Most recently, he served as Chief Operating Officer of INV Metals from 2017 until its sale to Dundee Precious Metals in July 2021. He completed the Technician Program at the Haileybury School of Mines and is a Professional Engineer with a BSc in Mining Engineering from Queens University in Kingston. He is also a designated Independent Corporate Director, having received his ICD.D designation in 2019. His extensive technical knowledge and experience serving in various senior capacities with a wide variety of companies over his tenure provides him with the skills and qualifications to be the Chair of our Environmental Health and Safety Committee as well as a valuable board member.

The following additional individual has been nominated to serve on the board:

Ian Ball. Mr. Ball has spent the majority of his professional career in the mining and natural resource sector. In various executive and management roles he has been involved in companies focused on precious metal exploration projects in North and South America. He most recently served as the President and CEO of Abitibi Royalties, Inc. a gold royalty company whose shares were quoted on the TSX-V, and Mr. Ball also served on the company’s board of directors. Mr. Ball joined Abitibi Royalties, Inc. in 2014 and served as an officer and director until 2021 when the company was acquired. Prior to his tenure at Abitibi Royalties, Inc., Mr. Ball served as the Company’s President and in other executive officer capacities in addition to officer rules for certain of its subsidiaries. He received a degree from Ryerson University and Durham College. Our Board believes that Mr. Ball’s significant experience in the mining and precious metal exploration industry, and particularly the experience he developed by leading Abitibi Royalties, Inc. and his prior tenure with the Company, provides him with the desired skills, attributes and qualifications to serve as a member of our Board.

Our Officers

In addition to Mr. McEwen (see biography above), the following individuals serve as our executive officers as of the date of this proxy statement:

Anna Ladd-Kruger (Chief Financial Officer). Ms. Ladd-Kruger, age 52, was appointed as our Chief Financial Officer in September 2020 and is a Chartered Professional Accountant and Certified Management Accountant in Canada with a long history in the mining industry. From June 2019 to September 2020, she was Chief Financial Officer and Vice President of Corporate Development at Excellon Resources Inc., an Ontario corporation that mines silver, lead and zinc in Mexico. The shares of Excellon are listed on the TSX and the NYSE American. From April 2011 to May 2017, she was the Chief Financial Officer of Trevali Mining Corporation, a British Columbia corporation mining base metals on a global scale. The shares of Trevali are also traded on the TSX. Prior to her position at Trevali, Ms. Ladd-Kruger served as Chief Financial Officer for a number of other publicly-traded Canadian mining companies. Ms. Ladd-Kruger continues to serve on the Board of Directors and as the Chair of the Audit Committee of Integra Resources Corp., an Ontario corporation with its shares traded on the TSXV, and on the Board of Excellon. Ms. Ladd-Kruger holds a Master of Economics Degree from Queen’s University in Kingston, Ontario and a Bachelor of Commerce Degree from the University of British Columbia.

G. Peter Mah (Chief Operating Officer). Mr. Mah, age 55, was appointed as our Chief Operating Officer in April 2020 and is a professional engineer with global mining experience, including gold, diamonds and base metals. From February 2016 to March 2020, he ran his own consulting company as the President of Future Mining Consultants Ltd., focusing on gold and zinc projects in Canada, the U.S. and Mexico. From July 2019 to March 2020, he was also the President and a director of Argo Gold Inc., an Ontario, Canada corporation with securities traded on the Canadian Stock Exchange (“CSE”). Argo is an exploration-stage company with gold projects in central and northwestern Ontario. From December 2014 to November 2015, Mr. Mah was the President and Chief Operating Officer of Avanti Kitsault Mine Ltd., a subsidiary of Alloycorp Mining Inc., where he was responsible for the advancement of the Kitsault molybdenum project near Terrace, British Columbia. Immediately prior to that, from May 2011 to August 2014, he was the Executive Vice President and Chief Operating Office of Luna Gold Corporation, a Canadian corporation with properties in Brazil. He has also held senior management positions with Newmont Corporation, among others. He holds a Bachelor and Master of Applied Science Degree in mining and mineral processing and rock mechanics, respectively, from the University of British Columbia. Mr. Mah also serves as a director of Golden Lake Exploration Inc., a gold exploration company with securities traded on the CSE.

Stephen McGibbon (Executive Vice President of Exploration). Stephen McGibbon was appointed as the Executive Vice President of Exploration on April 8, 2021. He is a Professional Geologist with extensive exploration, mine production and senior management experience. Prior to joining our company, Mr. McGibbon served as Executive Vice-President, Corporate and Project Development, at Premier Gold Mines Limited, a position he held from August 2011 to April 2021. Premier is an Ontario corporation with mining properties in Canada, Mexico and the U.S. Prior to that position, Mr. McGibbon served as Executive Vice-President and Chief Operating Officer of Premier from September 2006 to August 2011, and Chief Geologist and Exploration Manager, Red Lake Mine, Goldcorp from 1994 to June 2006.

Ruben Wallin (Vice President of Environment, Health, Safety & Sustainability). Mr. Wallin joined our company on April 12, 2021 as Vice President of Environment, Health, Safety & Sustainability. He is a Professional Engineer and an environmental and sustainability professional with a long history in the mining industry. Prior to joining our company, Mr. Wallin was the principal consultant with WESC Inc., a corporation providing environmental consulting services to the mining industry, from April 2020 until March 2021. From October 2015 to February 2020, he was Vice President-Environment & Sustainability at Detour Gold Corporation, a corporation with properties in Canada and Mexico. Prior to that, from October 2014 to September 2015, he was the director of Safety, Health, Environment and Community with Yamana Gold Inc., a corporation with properties throughout the Americas. Prior to that, he worked with Osisko Mining Corporation and Barrick Gold Corporation. Mr. Wallin holds a Master’s degree in geological engineering from the University of British Columbia and a Bachelor of Science in environmental engineering and a Bachelor of Science in microbiology.

Carmen Diges (General Counsel and Secretary). Ms. Diges was appointed as General Counsel in August 2015. Since at least 2012, she has been in private practice as a partner or principal of various law firms based in Toronto, Canada. She holds a CFA Charter, a Master of Laws (Tax) from Osgoode Hall Law School, a Bachelor of Laws from Dalhousie Law School, as well as a Bachelor of Arts from the University of Toronto.

Stefan Spears (Vice President, Corporate Development). Mr. Spears served as Vice President of Projects of the Corporation from 2008 to 2012. From 2012 to 2015, Mr. Spears founded and ran a manufacturing company that made parts for the metal casting industry. After selling that business in 2015, Mr. Spears rejoined the Company in the role of Special Projects with a focus on corporate development and was appointed as the Vice President of Corporate Development in 2019. Mr. Spears holds a B.Sc. degree in civil engineering from Queen’s University in Kingston, Ontario.

Our officers serve at the pleasure of the Board of Directors.

Vote Necessary to Approve Proposal 1

If a quorum is present at the meeting, directors are elected by a plurality of votes cast for the election of directors (i.e., the eight candidates receiving the highest number of votes will be elected to the Board of Directors), subject to our Majority Voting Policy. Our Board has adopted a Majority Voting Policy whereby any nominee for director in an uncontested election (i.e., an election in which the number of nominees does not exceed the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than voted “for” such election will tender his or her resignation for consideration by the Board. In such a circumstance, the Nominating and Corporate Governance Committee will recommend to our Board the action to be taken with respect to such offer of resignation. The Board is expected to act on such recommendation and disclose its decision within 90 days following the date of the annual meeting.

Shareholders do not have cumulative voting rights in the election of directors. You may vote for any or all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors unanimously recommends a vote FOR all the director nominees listed above, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL FOR
APPROVAL OF EXECUTIVE COMPENSATION

(Proposal 2 on Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC and commonly referred to as “Say-on-Pay.”

We held our last advisory vote on the compensation of our named executive officers at our 2019 annual meeting, and, consistent with the recommendation of the Board, our shareholders approved our executive compensation. At the 2016 annual meeting, our shareholders approved, on an advisory basis, to hold the Say-on-Pay vote every three years. Unless the Board modifies its policy on the frequency of future votes, we expect to have our next Say-on-Pay vote at our 2025 meeting. Since the approval of our executive compensation in 2019, we have not made any material changes to our executive compensation program.

As described more fully under the heading “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS — Compensation Discussion and Analysis” in this proxy statement, our executive compensation programs are designed to attract, motivate and retain our named executive officers who we believe are critical to our success. The programs are designed to align the interest of our named executive officers with our shareholders and to fairly reward them for creating shareholder value and achieving our business objectives. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related to our company performance and individual performance.

Shareholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how our executive compensation policies implement our compensation philosophy, and the “Summary Compensation Table” section of this proxy statement, which includes tabular and narrative information about the compensation of our named executive officers. This discussion includes information about fiscal year 2021 compensation of our named executive officers and our executive compensation programs. The Compensation Committee and our Board of Directors believe that these programs are effective in implementing our compensation philosophy and in achieving their goals.

We are asking our shareholders to indicate their support for our executive compensation program as described in this proxy statement. This Say-on-Pay proposal gives our shareholders the opportunity to express their views on our fiscal year 2021 executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this proxy statement. Accordingly, we ask our shareholders, on an advisory basis, to approve the following resolution:

RESOLVED, that the shareholders of McEwen Mining Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the proxy statement for the 2022 annual meeting, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and any related narrative discussion.

The Say-on-Pay vote is advisory, and therefore not binding on us, our Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinion of our shareholders and to the extent that there is any significant vote against the compensation of the named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Necessary to Approve Proposal 2

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting at which a quorum is present is required to approve our executive compensation program. The Board of Directors unanimously recommends a vote FOR the approval of our executive compensation program, as described in the “Compensation Discussion and Analysis” and “Summary Compensation Table” section of this proxy statement, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL FOR APPROVAL OF FREQUENCY OF SHAREHOLDER VOTE
ON EXECUTIVE COMPENSATION

(Proposal 3 on Proxy Card)

The Dodd-Frank Act also requires that we include in our proxy statement a separate advisory (non-binding) shareholder vote to advise on how frequently we should seek a Say-On-Pay vote. By voting on this Proposal 5, shareholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two or three years. We are required under the Dodd-Frank Act to solicit a shareholder preference regarding the frequency of future advisory votes on executive compensation at least once every six years.

Our Board of Directors believes that the shareholders should consider our executive compensation once every three years. We believe this will provide shareholders with a long-term view of our results as they relate to the compensation of our executives and will promote stability in our compensation policies and practices. A vote once every three years would also provide our Board of Directors and our Compensation Committee sufficient time to thoroughly evaluate and respond to shareholders’ input and, if appropriate, effectively implement any changes to our executive compensation program. We also believe that a three-year vote cycle would reduce the burden on shareholders having to consider this proposal on an annual basis.

We also understand that arguments exist in favor of having an annual or biannual Say-On-Pay vote. These arguments include the fact that Say-On-Pay votes are a communication vehicle and communication can be most useful when it is received frequently; that annual or bi-annual Say-On-Pay advisory votes may provide a higher level of accountability and direct communication between shareholders and our Board of Directors; and the fact that having a Say-On-Pay vote every year would make it easier to understand whether the shareholder vote pertains to the compensation year immediately preceding the vote or pay practices from the previous two or three years.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstaining from voting.

Vote Necessary to Approve Proposal 3

If a quorum is present at the meeting, the frequency of vote option (one, two or three years) receiving the highest number of votes will be approved. While our Board of Directors values the input of our shareholders, this vote is not binding on our Board of Directors in any way, and the Board of Directors may decide that it is in the best interests of our shareholders to hold an advisory vote on executive compensation with more or less frequency than the option approved by our shareholders. The Board of Directors unanimously recommends a vote FOR the proposal of “every three years” as the frequency of future shareholder advisory votes on executive compensation, and proxies solicited by the Board of Directors shall be so voted in the absence of instructions to the contrary.

PROPOSAL FOR RATIFICATION OF AUDITORS

(Proposal 4 on Proxy Card)

Our Audit Committee has appointed the firm Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ended December 31, 2022. The Board has directed that management submit the appointment of EY as our independent registered public accounting firm for ratification by our shareholders at the annual meeting. EY has served as our independent registered public accountant since April 2016.

Ratification of the appointment of EY as our independent registered public accounting firm by our shareholders is not required under our bylaws or otherwise. However, the Board is submitting this appointment to the shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment of EY, the Audit Committee will not be required to replace EY as our independent registered public accounting firm. In the event of such a failure, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it believes that such a change would be in our and our shareholders’ best interest.

Neither EY, any of its members nor any of its associates, to the best of our knowledge, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants. Representatives of EY are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Necessary to Ratify Proposal 4

The affirmative vote of a majority of the votes cast on the proposal (assuming a quorum is present) is required for the ratification of the appointment of the independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of appointment of the independent registered public accounting firm, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

pROPOSAL TO amend our second amended and restated articles of incorporation to EFFECT A REVERSE SPLIT OF our OUTSTANDING COMMON STOCK by A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-10

(Proposal 5 on Proxy Card)

Overview of the Reverse Stock Split

At the annual meeting, shareholders will be asked to approve an amendment (the “Amendment”) to our Second Amended and Restated Articles of Incorporation (“Articles”) to effect a reverse stock split of our issued and outstanding common stock by a numerical ratio of not less than 1-for-5 and not more than 1-for-10, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Board of Directors and publicly announced by the Company on or before August 12, 2022 (the “Reverse Split” or “Reverse Stock Split”). On May 27, 2022, our Board of Directors approved an amendment to our Articles to effect, at the Board’s discretion, the Reverse Split. The proposed Amendment to the Articles reflecting the Reverse Split is included in Appendix A to this Proxy Statement. The Amendment must be approved by the shareholders in order to give the Board this authority. By approving this proposal, shareholders would give the Board the authority, but not the obligation, to effect the Reverse Split and full discretion to approve the ratio at which shares of common stock will be reclassified, from and including a ratio of 1-for-5 up to and including a ratio of 1-for-10. This means that every five shares to ten shares outstanding before the Reverse Split would be combined and reclassified into one share of common stock. The ratio (if any) selected by the Board for the Reverse Split would be publicly disclosed by the Company to the shareholders on or before the date on which the Amendment to the Articles reflecting the Reverse Split is filed with the Secretary of State of the State of Colorado.

We are requesting shareholder approval to effect the Reverse Split to provide the Board of Directors with the flexibility to determine the appropriate ratio and timing for the Reverse Split based upon our financial results, long-term outlook, per share price of the common stock immediately prior to the Reverse Split, the expected stability of the per share price following the Reverse Split, and the Company’s ability to maintain its listing on the NYSE without effecting the Reverse Split. However, the Board reserves the right to elect not to proceed with the Reverse Split, even if approved, and to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of our shareholders. No further action by the shareholders will be required for the Board to either implement or abandon the Reverse Split. For the avoidance of doubt, except as otherwise specified herein, all share and dollar amounts set forth in this proxy statement are on a pre-Reverse Split basis.

If the Board does not effect the Reverse Stock Split on or before August 12, 2022, any authority granted to the Board by our shareholders pursuant to this Proposal 5 will terminate.

Reasons for the Reverse Split

Our common stock is currently listed on the NYSE under the symbol “MUX.” The primary purpose of the Reverse Split is to increase the market price of our common stock to help maintain the listing of our common stock on the NYSE. The Board intends to implement the Reverse Split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock on a split adjusted basis.

The Board believes that effecting the Reverse Split may be desirable for a number of reasons, including:

▪	To reduce the risk of future non-compliance and/or delisting on the NYSE. On January 5, 2022, we received notice from the NYSE that we were no longer in compliance with Section 802.01C of the NYSE Listed Company Manual, which requires listed companies to maintain an average closing share price of at least $1.00 over a period of 30 consecutive trading days. We notified the NYSE of our intent to cure the average price deficiency within six months. As of May 27, 2022, our common stock has not since maintained an average closing share price of at least $1.00 over a period of 30 consecutive trading days. Accordingly, we have not regained compliance with Section 802.01C of the NYSE Listed Company Manual.

The Board believes that effecting the Reverse Stock Split could be an effective means of ensuring continued compliance with the minimum $1.00 bid price requirement for continued listing of our common stock on the NYSE and may minimize the risk of future delisting from the NYSE. Assuming shareholders have approved the Reverse Split, we may implement the Reverse Split, utilizing a ratio the Board believes will position us to ensure compliance with the NYSE stock price continued listing requirement or another highly visible, well regarded exchange.

While we intend to monitor the average closing price of our common stock and consider available options depending on the trading price of our common stock, no assurances can be made that we will in fact be able to continue to comply and that our common stock will continue to remain listed on the NYSE. If our common stock is delisted from the NYSE, such delisting could also negatively affect the market price of our common stock, reduce the number of investors willing to hold or acquire our common stock, limit our ability to issue additional securities or obtain additional financing in the future, affect our ability to provide equity awards to our employees, and negatively impact our reputation and, as a consequence, our business.

▪	To potentially improve the marketability and liquidity of our common stock. In addition to establishing a mechanism for the price of our common stock to meet the NYSE’s minimum price requirement, we also believe that the Reverse Split will make our common stock more attractive to a broader range of institutional and other investors. It is our understanding that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the Reverse Split negatively because it reduces the number of shares of common stock available in the public market.

The Board believes that continued listing on the NYSE provides overall credibility to an investment in our common stock, given the stringent listing and disclosure requirements of the NYSE. In addition, our Board believes that the increased market price of our common stock expected as a result of implementing a Reverse Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

▪	To maintain our ability to raise capital in the future as we have in the past. Under state securities, or “Blue Sky” laws, securities that are listed on a national securities exchange or securities that are approved for listing upon issuance are afforded an exemption from registration under those laws. This makes it considerably easier for us to raise capital in the form of sale of our common stock. If we are unable to maintain our listing on the NYSE, our ability to raise capital in the future may be adversely affected. Of course, our ability to raise capital in the future is also subject to market conditions and the development of our business plan, among other factors.

Certain Risks Associated with the Reverse Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price over the long term. We expect that a Reverse Split will increase the market price of our common stock to a level that would attract more investors. However, the effect of a Reverse Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after a Reverse Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Split, or if the price does increase, that the price can be maintained for any particular period of time. In either of those cases, such decline in price would cause a reduction in the value of our company as measured by our market capitalization, and the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower-priced stocks. In addition, although we believe a Reverse Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional or other long-term investors. Even if we implement the Reverse Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. If, in the future, we again become non-compliant with the continued listing requirement, or if our stock price is considered “abnormally low” by the NYSE in the future, the NYSE may, pursuant to Section 802.01D of the NYSE Listed Company Manual, suspend trading of our common stock on the NYSE and commence delisting proceedings before we are able to implement another reverse split

Even if the Reverse Split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum price requirement of the NYSE. Even if the Reverse Split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum price of the NYSE, there can be no assurance that the market price of our common stock following the Reverse Split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the Reverse Split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the NYSE’s or the NYSE minimum price requirement.

The Reverse Split may decrease the liquidity of our common stock. The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the Reverse Split, especially if the market price of our common stock does not increase as a result of the Reverse Split. In addition, the Reverse Split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of common stock, possibly resulting in incrementally higher trading costs through certain brokers.

Because the number of authorized shares of our common stock will not be reduced proportionately, the Reverse Stock Split will increase the Board’s ability to issue authorized and unissued shares without further shareholder action. We are also seeking shareholder approval to decrease the number of authorized shares of common stock from 675,000,000 to 200,000,000, which the Board will implement concurrently with the Reverse Split if both proposals are approved and the Board elects to effect the Reverse Stock Split. Because the number of authorized shares of our common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further shareholder action. Without taking into account the impact of the proposed Reverse Stock Split, we already have a substantial number of authorized but unissued shares of stock, the issuance of which would be dilutive to our existing shareholders and may cause a decline in the trading price of our common stock. With respect to authorized but unissued and unreserved shares, we could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. Other than the foregoing, there are no existing plans, arrangements or understandings relating to the issuance of any of the authorized, but unissued and unreserved shares, whether available as a result of the proposed Reverse Stock Split or otherwise.

Principal Effects of the Reverse Split

If approved and implemented, the principal effects of the Reverse Split would include the following:

•	the number of outstanding shares of our common stock will decrease based on the Reverse Split ratio selected by the Board;

•	the number of shares of the Company’s common stock held by each shareholder will decrease based on the Reverse Split ratio selected by the Board, and the number of shareholders who own “odd lots” of less than 100 shares of our common stock may increase;

•	the number of shares common stock reserved for issuance under our stock incentive plans will be reduced proportionally based on the Reverse Split ratio selected by the Board (along with any other appropriate adjustments or modifications); and

•

the exercise price of our outstanding stock options and warrants, and the number of shares reserved for issuance upon exercise thereof, will be adjusted in accordance with their terms based on the Reverse Split ratio selected by the Board.

We are also seeking shareholder approval to decrease the number of authorized shares of common stock from 675,000,000 to 200,000,000, which the Board will implement concurrently with the Reverse Split if both Proposal 5 and Proposal 6 are approved and the Board elects to effect the Reverse Stock Split. However, Proposal 5 is not conditioned on shareholder approval of Proposal 6, and the Board may effect the Reverse Stock Split without also decreasing the number of authorized shares of common stock if shareholders approve Proposal 5 but not Proposal 6. Neither the Reverse Stock Split nor the decrease in number of authorized shares of common stock will change the number of authorized shares of our preferred stock, or the par value of the common stock or preferred stock.

If the proposal is not approved, we may be unable to maintain the listing of our common stock on the NYSE, which could adversely affect the liquidity and marketability of our common stock.

Determination of the Reverse Split Ratio

The Board of Directors believes that shareholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and shareholders because it is not possible to predict market conditions at the time the Reverse Split might be implemented. We believe that a range of Reverse Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Split. The Reverse Stock Split ratio to be selected by our Board of Directors will be from 1-for-5 and up to and not more than 1-for-10.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•	the per share price of our common stock immediately prior to the Reverse Split;

•	the expected stability of the per share price of our common stock following the Reverse Split;

•	our ability to maintain the listing of our common stock on the NYSE;

•	the likelihood that the Reverse Split will result in increased marketability and liquidity of our common stock;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our market capitalization before and our expected market capitalization after the Reverse Split.

We believe that granting our Board of Directors the authority to set the ratio for the Reverse Split is essential because it allows us to take these factors into consideration and to react to changing market conditions.

The table below shows, as of April 28, 2022, the approximate number of outstanding shares of our common stock that would result from the Reverse Split ratios based on 474,275,626 shares of common stock outstanding as of April 28, 2022:

Reverse Stock Split Ratio	Shares of Common Stock Outstanding After the Reverse Stock Split
1-for-5	94,855,126
1-for-7.5	63,236,750
1-for-10	47,427,562

If the Reverse Split ratio is between the numbers in the table above, the number of outstanding shares will be proportionately reduced.

Shares of common stock outstanding after the Reverse Split will be fully paid and non-assessable. The Amendment will not change any of the other terms of our common stock. The shares of common stock outstanding after the Reverse Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the Reverse Split. The Reverse Split will not change the proportional voting rights of any shareholder. For example, the holder of 1% of the voting power of the outstanding common stock immediately prior to the effective time of the Reverse Split would continue to hold 1% of the voting power of the outstanding shares of common stock after the Reverse Split. Following the Reverse Split, we will continue to be subject to the reporting requirements of the Exchange Act.

Because the number of authorized shares of our common stock will not be reduced proportionally with the reduction in outstanding shares of common stock, an overall effect of the Reverse Split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock and preferred stock.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive a fraction of a shares as a result of the Reverse Split (because the number of shares of common stock held before the Reverse Split is not evenly divisible by the Reverse Split ratio determined by the Board) will be entitled to an amount in cash (without interest) equal to the fraction of one share to which such shareholder would otherwise be entitled multiplied by the product of (i) the closing price per share or our common stock on the NYSE on the last trading day immediately preceding the effective date of the Reverse Split and (ii) the Reverse Split factor chosen by the Board. Except for the right to receive the cash payment in lieu of fractional shares, after the Reverse Split, shareholders will not have any voting, dividend, or other rights with respect to the fractional shares they would otherwise be entitled to receive.

In the event the Reverse Split is effected, cash payments in lieu of fractional shares would reduce the number of post-Reverse Stock Split shareholders to the extent that there are shareholders holding fewer than that number of pre-Reverse Split shares within the Reverse Split ratio that is determined by our Board of Directors as described above. Reducing the number of post-Reverse Split stockholders, however, is not the purpose of this proposal.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of common stock following the proposed Reverse Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Procedure for Implementing the Reverse Split

The Reverse Split, if approved by our shareholders, would become effective following the filing of the Amendment with the Secretary of State of the State of Colorado as of the time of filing or such other time set forth in the Amendment (the “Effective Time”). The Effective Time of the Reverse Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. Beginning at the Effective Time, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split. The form of the Amendment to implement the Reverse Split is attached to this Proxy Statement as Appendix A. After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities.

Effect on Beneficial Owners of Common Stock

Upon implementing the Reverse Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as the shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Effect on Registered “Book-Entry” Holders of Common Stock

Certain registered holders of our common stock may hold some or all of their shares electronically in book-entry form with Computershare Trust Company, N.A., our transfer agent (the “Transfer Agent”). These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the Transfer Agent will not need to act in connection with the Reverse Split. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on their next statement.

Exchange of Stock Certificates

Until surrendered as contemplated herein, any physical stock certificates possessed by the shareholders shall be deemed at and after the effective time of the Reverse Split to represent the number of whole shares of our common stock resulting from the Reverse Split. If the Reverse Split is effected, shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) may be able to exchange their old stock certificate(s) for shares held electronically in book-entry form representing the appropriate number of whole shares of our common stock resulting from the Reverse Split. This means that, instead of receiving a new stock certificate, shareholders holding certificated shares prior to the effective time of the Reverse Split will receive a statement of holding indicating the number of shares held by them electronically in book-entry form after giving effect to the Reverse Split. Shareholders of record upon the effective time of the Reverse Split will be furnished the necessary materials and instructions for the surrender and exchange of their old certificate(s) at the appropriate time by our Transfer Agent. Any shareholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

Accounting Matters

The Reverse Split and the related proposed Amendment to our Articles will not affect the par value of our common stock, which will remain having no par value per share. Our shareholders’ equity, in the aggregate, will remain unchanged. However, after the Reverse Split, net income or loss per share, and other per share amounts, will be increased because there will be fewer shares of common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Split would be recast to give retroactive effect to the Reverse Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your particular situation.

U.S. Holders

The following discussion of the material U.S. federal income tax consequences of the Reverse Split is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect. Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to the Reverse Split. No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-split shares of common stock were, and post- split shares will be, held as “capital assets” as defined in the Code. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular shareholders in light of their specific circumstances or to certain types of shareholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

We will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split.

In general, the Reverse Split should be treated for U.S. federal income tax purposes as a recapitalization. A shareholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-Reverse Split shares of our common stock for post-Reverse Split shares of our common stock in the Reverse Split except with respect to cash received in lieu of a fractional share. A shareholder’s aggregate tax basis in the post-Reverse Split shares of our common stock the shareholder receives in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the pre-Reverse Split shares of our common stock the shareholder surrenders in exchange therefor. A shareholder’s holding period for the post-Reverse Split shares of our common stock the shareholder receives in the Reverse Split will include the shareholder’s holding period for the pre-Reverse Split shares of our common stock the shareholder surrenders in exchange therefor. Shareholders who have different bases or holding periods for pre-Reverse Split shares of our common stock should consult their tax advisors regarding their bases or holding periods in their post-Reverse Split common stock.

As noted above, we will not issue fractional shares of common stock in connection with the Reverse Split. Instead, U.S. holders who would have been entitled to receive a fractional share will receive cash payments in lieu of such fractional shares. A U.S. holder that receives cash in lieu of fractional shares in the Reverse Split generally will be treated as having received such fractional share and then as having immediately received such cash in redemption of such fractional share of common stock. A U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received for the fractional shares and the portion of the U.S. holder’s basis of the pre-Reverse Split common stock allocable to such fractional share. A U.S. holder’s tax basis in any fractional share generally will be determined by allocating the holder’s tax basis in its pre-Reverse Split common stock between the post-Reverse Split common stock and the fractional share, in accordance with their respective fair market values. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in pre-Reverse Split common stock exchanged in the Reverse Split therefor was greater than one year as of the date of the exchange. The deductibility of capital losses is subject to limitations.

U.S. Information Reporting and Backup Withholding Tax.    Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Split, if effected, unless the U.S. holder is an exempt recipient and, if requested, certifies as to such status. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. holder” means a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust that is not a U.S. holder.

A Non-U.S. holder that receives cash in lieu of a fractional share pursuant to the Reverse Stock Split will not be subject to U.S. federal income tax on any gain recognized on the disposition of such fractional share unless (a) the gain is effectively connected with the conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a Non-U.S. holder’s permanent establishment in the United States) (b) with respect to a Non-U.S. holder who is an individual, the Non-U.S. holder is present in the United States for 183 days or more in the taxable year the Reverse Stock Split occurs and certain other conditions are met, or (c) our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are a USRPHC and that our common stock should be treated as “regularly traded” (as defined by applicable Treasury regulations) on an established securities market (such as the NYSE, where our common stock is currently listed). Assuming our common stock is regularly traded on an established securities market, only a Non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the Reverse Stock Split or the Non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be taxable on gain recognized on the receipt of cash in lieu of a fractional share.

U.S. Information Reporting and Backup Withholding Tax.   In general, information reporting and backup withholding will not apply to the payment of cash in lieu of a fractional share of our common stock to a Non-U.S. holder pursuant to the Reverse Stock Split, if effected, if the Non-U.S. holder certifies under penalties of perjury that it is a Non-U.S. holder (generally on IRS Form W-8BEN or IRS Form W-8BEN-E) and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Effect of Not Obtaining the Required Vote of Approval

The failure of shareholders to approve the Reverse Stock Proposal could prevent us from meeting the NYSE minimum price requirement (the “Minimum Price Requirement”), among other things, unless the market price of our common stock increases above the Minimum Price Requirement without a reverse split . If we are unable to maintain the listing of our common stock on the NYSE, interest in our common stock may decline and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock. If our common stock becomes significantly less liquid due to our inability to maintain a listing on the NYSE, our shareholders may not have the ability to liquidate their investments in our common stock when desired and we believe our access to capital would become significantly diminished as a result.

No Appraisal Rights

Shareholders have no rights under Colorado law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Interests of Directors and Executive Officers in this Proposal

All of our directors and executive officers have a direct interest in increasing the value of our shares. Therefore, they have an interest in the approval of this proposal as it is expected it will lead to an increase in the value of our shares. However, the Board does not believe this interest is different from that of any other shareholder.

Anti-Takeover Effects of the Reverse Split

We are also seeking shareholder approval to decrease the number of authorized shares of common stock from 675,000,000 to 200,000,000, which the Board will implement concurrently with the Reverse Split if both Proposal 5 and Proposal 6 are approved and the Board elects to effect the Reverse Stock Split. However, Proposal 5 is not conditioned on shareholder approval of Proposal 6, and the Board may effect the Reverse Stock Split without also decreasing the number of authorized shares of common stock if shareholders approve Proposal 5 but not Proposal 6. In addition, the proposed decrease in number of authorized shares of common stock will not be proportionate to the proposed decrease in number of outstanding shares of common stock as a result of the Reverse Split, and there will be an increase in the number of authorized shares relative to the number of outstanding shares if the Board effects both the Reverse Split and the decrease in number of authorized shares of common stock. The effective increase in our authorized and unissued shares as a result of the Reverse Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to the shareholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent shareholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

As discussed above, our principal goals in effecting the Reverse Split is to provide the Board flexibility and a means to maintain the listing of our common stock on the NYSE. This Reverse Split is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, solicitation or otherwise.

The Reverse Split proposal is not a plan by our Board to adopt a series of amendments to our Articles of Incorporation or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a reverse stock split without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Colorado of the Amendment to our Articles of Incorporation, even if the authority to effect a reverse stock split has been approved by our shareholders at the annual meeting. By voting in favor of a Reverse Stock Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the shareholders.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal (assuming a quorum is present) is required to approve Proposal 5. The Board of Directors recommends that you vote FOR Proposal 5. Proxies solicited by the Board of Directors will be voted FOR the Proposal 5 unless shareholders specify a contrary vote.

APPROVAL OF AN AMENDMENT TO OUR
second AMENDED AND RESTATED ARTICLES OF INCORPORATION
TO reduce THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

(Proposal 6 on Proxy Card)

General

The Board has unanimously adopted and is submitting for shareholder approval an amendment to our Articles to decrease the authorized number of shares of capital stock from 675 million shares to 100 million shares (the “Authorized Share Decrease Amendment”). Approval of this proposal would grant the Board the discretion to effect the Authorized Share Decrease Amendment, and the Board may elect not to effect the Authorized Share Decrease Amendment. The Board does not intend to file the Authorized Share Decrease Amendment with the Secretary of State of Colorado absent shareholder approval and filing of the Reverse Stock Split Amendment (Proposal 5). However, the Board will implement the Authorized Share Decrease Amendment concurrently with the Reverse Split if both Proposal 5 and Proposal 6 are approved and the Board elects to effect the Reverse Stock Split.

Purpose of the Amendment

We are currently authorized to issue 675,000,002 million shares of capital stock, 675,000,000 of which are designated as common stock and two of which are designated as preferred stock. Although the proposed amendment to effect the Reverse Split (Proposal 5) will not affect the rights of shareholders or any shareholders’ proportionate equity interest in the Company, the number of authorized shares of common stock will not be automatically reduced proportionately to the ratio by the approval of the Reverse Split. Accordingly, if the Board implements the Reverse Split, absent a corresponding decrease in the Company’s authorized capitalization, there will be a significant increase in the number of authorized but unissued shares of our common stock available as compared to the number of shares of common stock then issued and outstanding. For example, if a 1-for-10 reverse stock split is implemented, we would have approximately 47,427,562 shares of common stock issued and outstanding (based on the number of shares issued and outstanding on April 28, 2022, the record date), with 627,572,438 shares of common stock available for issuance. Because the Board is mindful about the potential dilutive effect on existing shareholders, and because the approved and recommended range of Reverse Stock Split ratios would result in more shares becoming available than the Board believes are necessary for reasonably foreseeable future needs, the Board has also approved and recommended an amendment to our Articles of Incorporation to decrease, subject to shareholder approval and implementation of the Reverse Split, the authorized number of shares of our common stock from 675 million to 200 million. Our Board believes this number of authorized shares of common stock will provide the Company sufficient shares of authorized capital available to be issued for any proper corporate purpose without further shareholder action. See also the table under the caption “Determination of the Reverse Split Ratio” in Proposal 5 for an illustration of the number of shares available for issuance post-Reverse Stock Split.

The Board does not propose to make any adjustments to the number of authorized shares of “blank check” preferred stock. As of the date of this proxy statement, no shares of preferred stock are issued and outstanding.

Potential Adverse Effects of Amendment

If the Authorized Share Decrease Amendment is approved and implemented, the number of shares available for future issuance would be reduced compared to what it otherwise would have been. This means that we would have fewer shares available for such purposes as equity sales, mergers or acquisitions using our equity securities as consideration, and shares available for compensatory purposes for our employees, directors and consultants. It would also reduce the number of shares that could be issued to discourage or prevent a take-over of our company. However, the Board does not intend to file the Authorized Share Decrease Amendment with the Secretary of State of Colorado absent shareholder approval and filing of the Reverse Stock Split Amendment (Proposal 5), and the result of the implementation of both the Authorized Share Decrease Amendment and the Reverse Stock Split will be an effective increase in our authorized and unissued shares. We believe that if both the Authorized Share Reduction Amendment and the Reverse Stock Split are approved and implemented, we will have sufficient shares available for our future needs.

Procedure for Effecting the Authorized Share Decrease

If the shareholders approve the Authorized Share Decrease Amendment, and the shareholders have approved and the Board has decided to implement the Reverse Stock Split Amendment (Proposal 5), we will file with the Secretary of State of the State of Colorado a certificate of amendment to our Articles relating to the decrease in number of authorized shares of common stock. The Authorized Share Decrease Amendment will become effective at the time and on the date of the filing of, or at such later time as is specified in, the certificate of amendment.

Annex Relating to the Authorized Share Decrease

The form of amendment to our Articles of Incorporation, which is approved by voting “FOR” the Authorized Share Decrease Amendment is attached to this proxy statement as Appendix B.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal (assuming a quorum is present) is required to approve Proposal 6. The Board of Directors unanimously recommends a vote FOR the approval of the Authorized Share Decrease Amendment, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and applicable SEC rules, our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, are required to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and beneficial owners of greater than ten percent of our common stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports that they file.

To our knowledge, based solely upon a review of the copies of reports filed pursuant to Section 16(a) of the Exchange Act, all filing requirements under Section 16(a) applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were timely satisfied with respect to fiscal year 2021.

CORPORATE GOVERNANCE

Communications to the Board of Directors

Our Board of Directors maintains a policy of reviewing and considering communications from our shareholders and other interested parties. Any interested party who desires to contact the Board of Directors may do so by fax, telephone, electronic or regular mail addressed to the Board of Directors, c/o Carmen Diges, General Counsel and Secretary, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9, telephone (647) 258-0395, ext. 130, facsimile (647) 258-0408 or via e-mail to: directors@mcewenmining.com. Such communications can be sent to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the full Board. Our General Counsel will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-management directors, to the Chair of the Audit Committee who will report thereon to the non-management directors. The General Counsel will forward the communication to the intended recipient.

Our directors periodically review communications from shareholders and other interested parties and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. While we do not have a formal policy regarding attendance at annual meetings, directors are encouraged to attend the annual meeting of shareholders and receive communications directly from shareholders at that time. Messrs. McEwen, Ambrose, Dunbar and Fauquier (a former director), and Dr. Quick and Ms. Ashby all attended our 2021 annual meeting.

Board Leadership and Risk Oversight

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the status and direction of the Company and the membership of the Board. The Board has determined that at present, having the Company’s Chief Executive Officer serve as Chair is in the best interest of the Company’s shareholders. This structure makes the best use of Mr. McEwen’s extensive knowledge of the Company and the mining industry, as well as fostering greater communication between the Company’s management and the Board.

The Chair of the Audit Committee of the Board serves as the presiding director for any meeting of the non-management or independent members of our Board of Directors. See our website at www.mcewenmining.com/investor-relations/corporate-governance for additional information about our corporate governance.

Companies face a variety of risks, including financial reporting, legal, credit, liquidity, reputational and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee in order that we can prepare accordingly, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board as a whole oversees risk management after receiving briefings provided by management and advisors, as well as its own analysis and conclusions, regarding the adequacy of the Company’s risk management processes.

Board Committees and Meetings

Our Board of Directors maintains a standing (i) Audit, (ii) Compensation, (iii) Nominating and Corporate Governance, and (iv) Environmental, Health & Safety Committee. During the year ended December 31, 2021, the Board of Directors met 16 times and took action by consent in lieu of a meeting on four other occasions. No director who served as such in 2021 attended less than 75% of the meetings held during 2021, including Committee meetings of which the director was a member.

Audit Committee

Our Audit Committee is comprised of Richard Brissenden, Chair, Robin Dunbar and Michael Stein. The Audit Committee, among other things, appoints and oversees the independent registered accounting firm that audits our financial statements and assists the Board with oversight of the integrity of our financial statements. The Audit Committee is responsible for reviewing the proposed scope, content and results of the audit performed by the auditors and any reports and recommendations made by them. The Committee also oversees our financial reporting process and is responsible for drafting an annual report to be included in our proxy statement. All of the members of the Audit Committee are independent as defined under the NYSE Rules and Rule 10A-3 of the Exchange Act. The Audit Committee met four times during the last fiscal year. The written charter for the Audit Committee is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance.

Our Board of Directors has determined that Richard Brissenden, Chair of the Audit Committee, qualifies as an Audit Committee financial expert in that he has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of Audit Committee functions. Mr. Brissenden acquired these attributes through experience in analyzing financial statements as a member of management of numerous other public companies; through his experience as a director and audit committee member for other public companies; and, through his formal education, including qualification as a Chartered Professional Accountant in the Province of Ontario, Canada and a graduate of the Director’s Education Program of the Institute of Corporate Directors with an ICD.D designation.

Audit Committee Report. The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:

We have reviewed and discussed the audited consolidated financial statements of McEwen Mining Inc. for the year ended December 31, 2021 with management and have reviewed related written disclosures of Ernst & Young LLP (“EY”), our independent accountants for 2021, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, with respect to those statements. We have reviewed the written disclosures and the letter from EY required by regulatory and professional standards and have discussed with EY its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Fees for audit services and related expenses include fees associated with the annual audit, integrated audit of internal controls over financial reporting, reviews of our quarterly reports on Form 10-Q, and assistance with and review of documents filed with the SEC. The following table sets forth fees paid to EY for the years ended December 31, 2021 and December 31, 2020:

	2021	2020
Audit Fees	$667,926	$732,223
Audit-Related Fees	190,772	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$858,698	$732,223

It is the policy of the Audit Committee to engage the independent registered public accounting firm selected to conduct the financial audit for our company and to confirm, prior to such engagement, that such independent registered public accounting firm is independent of the Company. Also in keeping with its policy, all services of the independent registered public accounting firm reflected above were pre-approved by the Audit Committee.

Richard Brissenden (Chair and member)

Robin Dunbar (member)

Michael Stein (member)

Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers and directors and our general compensation, benefits and perquisites policies and practices, including, without limitation, our incentive-compensation plans and equity-based compensation plans (in circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to Compensation Committee approval). The Committee is also responsible for reviewing and approving the goals and objectives relevant to the compensation of our Chief Executive Officer and reviewing and making recommendations to the Board with regard to the compensation of our directors. The Compensation Committee may delegate to our Chief Executive Officer the responsibility for reviewing the compensation of our named executive officers other than the Chief Executive Officer. However, any recommendations by the Chief Executive Officer are submitted to, reviewed and approved by, the Compensation Committee.

The Compensation Committee is comprised of Ms. Michele Ashby, who serves as Chair, and Mr. Allen Ambrose. All of the directors presently serving on the Compensation Committee are independent as defined in the NYSE Rules. The Committee met three times during the last fiscal year. A current copy of the Compensation Committee Charter is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance. The charter is reviewed annually and updated as necessary or appropriate.

Compensation Committee Report. The Compensation Committee is pleased to present the following Compensation Committee report:

We have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon review of the discussions herein, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Michele Ashby (Chair and member)

Allen Ambrose (member)

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee served as an officer or employee of McEwen Mining during 2021 or was formerly an officer or employee of McEwen Mining or had any relationship requiring disclosure under the related party transaction rules promulgated by the SEC. We are not aware that any relationships existed during 2021 where any of our executive officers served as a member of the Compensation Committee of another entity whose executive officers served on our Board of Directors or Compensation Committee or where any of our executive officers served as a director of another entity whose executive officers served on our Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, comprised of Messrs. Robin Dunbar and Allen Ambrose and Ms. Ashby, is responsible for periodically reviewing the size and composition of the Board and its Committee structure, identifying individuals that it believes are qualified to become members of the Board based on criteria approved by the Board, recommending nominees to the Board for the next annual meeting of shareholders, overseeing new director orientation and training and recommending and reviewing the corporate governance principles applicable to our directors, officers and employees. All of the directors presently serving on the Committee are independent as defined in the NYSE Rules. The Committee met five times during the last fiscal year.

A current copy of the Nominating and Corporate Governance Committee Charter is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance. The charter is reviewed annually and updated as necessary or appropriate.

The Nominating and Corporate Governance Committee will consider director candidates nominated by shareholders in accordance with our Bylaws and will apply the same criteria to shareholder recommendations as it does to other nominees considered by the Committee. A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the Nominating and Corporate Governance Committee, c/o Carmen Diges, General Counsel, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9. Such letter must be signed and dated and submitted to us by the date mentioned in this proxy statement under the heading PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS. The following information must be included in or attached to the letter:

•	name and address of the shareholder making the recommendation;

•	proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;

•	the name, address, resume of the recommended nominee and other information described in our Bylaws relating to the nominee, including all relationships which would be required in a proxy statement for which proxies are solicited; and

•	the written consent of the recommended nominee to serve as a director if so nominated and elected.

Specific minimum qualifications for directors and director nominees which the Committee believes must be met in order to be so considered include management experience, exemplary personal integrity and reputation, sound judgment, and sufficient time to devote to the discharge of his or her duties.

If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Board, management, shareholders and other parties. The Committee evaluates new nominees based on criteria including, but not limited to, independence, diversity of experience compared to other directors, age, skills, experience, diligence, potential conflicts of interest, time availability, and if warranted, may interview the nominee in person or via the telephone. There are presently no differences in the manner in which the Committee evaluates nominees for director, whether the nominee is recommended by a shareholder or any other party.

Environmental, Health & Safety Committee

The purpose of the Environmental, Health & Safety Committee is to assist the Board of Directors in fulfilling its oversight responsibilities including, but not limited to: establishing and reviewing environmental, health and safety policies; overseeing the management and implementation of systems necessary for compliance with the policies; monitoring the effectiveness of policies, systems and processes; monitoring trends; and, reviewing and monitoring the overall environmental, health and safety performance of McEwen Mining. The Committee consists of Messrs. William Shaver, who serves as Chair, Allen Ambrose, Richard Brissenden, Donald Quick and Ms. Ashby, and met four times during the last fiscal year.

A current copy of the Environmental, Health & Safety Committee Charter is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance. The charter is reviewed annually and updated as necessary or appropriate.

Board Diversity

The Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Nominating and Corporate Governance Committee annually reviews the individual skills and experience of the directors, as well as the composition of the Board as a whole, and strives to nominate individuals with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. This assessment includes consideration of independence, diversity, age, skills, expertise, time availability, and industry backgrounds in the context of the needs of the Board and the Company. The Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board.

Family Relationships

There are no family relationships among any of our directors, director nominees, or executive officers.

Other Corporate Governance

We maintain a Code of Business Conduct and Ethics and a set of Corporate Governance Guidelines. The Code of Business Conduct and Ethics is applicable to all directors, officers and employees, and sets forth our policies and procedures with respect to the conduct of our business. Some examples of conduct addressed in our ethics code include conflict of interest situations, anti-corruption, fair dealing with others, confidentiality, and compliance with laws and regulations. The Corporate Governance Guidelines further articulate how we will conduct ourselves through our Board of Directors and the qualifications and expectations for the Board.

A current copy of these documents is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2021, the individuals who were among our three most highly compensated executive officers serving as such as of the end of 2021 (who were not our principal executive officer and principal financial officer), and up to two individuals who would have been among our three most highly compensated executive officers but for the fact that those individuals were not serving as an executive officer at the end of 2021, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.

Overview of Compensation Philosophy, Objectives and Policies

Our goal in designing our executive and employee compensation is to achieve three principal objectives. First, the program is intended to be fully competitive so that we may attract, motivate and retain talented executives and key employees. Second, the program is intended to create an alignment of interests between our executives and key employees, on the one hand, and our shareholders, on the other, such that a portion of each executive’s or key employee’s compensation consists of awards of stock options or restricted stock grants. In this manner, if the price of our stock increases over time, our executive officers, key employees and our shareholders will benefit. The compensation program is designed to reward performance that supports our principles of building long-term shareholder value, and may also recognize individual performance from time to time which the Compensation Committee believes contributes to the success of our company. Third, we believe our compensation program should reflect our corporate culture, which includes carefully managing operating expenses, including compensation, and rewarding executives and other employees in the event that McEwen Mining is successful. To promote this culture, our executives receive what we believe to be competitive base salaries and are eligible to receive bonuses in the event their performance merits such bonuses and McEwen Mining is successful in achieving its strategic targets. Executives may also earn significant gains from equity awards in the event of an increase in the price of our common stock. Our corporate culture also emphasizes teamwork, especially among our executive officers. To encourage teamwork, we structure executive compensation (particularly base salary and bonus amounts) at similar levels for similarly-situated members of our executive team. We do not believe our compensation program creates incentives for our employees to engage in risk-taking behavior that would likely have a significant adverse impact on our company.

Our shareholders overwhelmingly approved the compensation of our named executive officers at our 2019 annual meeting. Further, at our 2016 annual meeting, our shareholders agreed to hold the advisory vote on our executive compensation once every three years. As a result, we have not made any significant changes to our compensation philosophy or policies for 2021 and are holding the advisory vote on our executive compensation at this meeting.

Elements and Mix of Compensation

Our present compensation structure for the named executive officers generally consists of salary and incentive compensation. The incentive component consists of a short-term cash portion and a long-term equity portion. We believe the present structure achieves our compensation objectives.

The compensation of our named executive officers is designed to be competitive so that we may attract and retain talented executives. Discretionary bonus compensation is designed to reward individual performance and recognize achievement of corporate objectives. The long-term equity portion of the compensation of the named executive officers is designed to align the interests of the executives and key employees with our shareholders by encouraging equity ownership through awards of stock options to executive officers and key employees and to motivate our named executive officers and other key employees to contribute to an increase in shareholder value. While equity ownership is highly encouraged, we do not presently have a policy that requires our named executive officers or directors to own shares of our stock.

We have adopted a policy for our employees, including our senior executive officers and directors which prohibits short sales of our common stock (with the exception of such sales in connection with exercise of stock options), options trading, and hedging transactions with regard to our common stock. This policy applies whether or not the equity securities were acquired through our compensation program.

Determining Executive Compensation

Generally, the Compensation Committee meets in January each year to review and recommend to the Board the level of compensation for the named executive officers and key employees for the current year. In establishing our executive compensation, the Compensation Committee consults with our senior management, including our Chief Executive Officer. Our Chief Executive Officer reports to the Committee regarding the individual performance of the other named executive officers. Additionally, the Committee considers recommendations from the named executive officers regarding incentive compensation for key employees who report to that executive officer. The Board also reviews compensation in December and considers cash bonuses at that time as it can review the performance of relevant individuals for the prior fiscal year.

Our consideration of base salary for the named executive officers has traditionally been based upon a review of broad-based information obtained from third parties to obtain an understanding of current compensation practices.

With regard to the other named executive officers, our Chief Executive Officer recommends the form and amount of compensation that he deems appropriate for the respective individuals. He believes that the base salary of the named executive officers should be competitive, and should be augmented with discretionary cash bonuses. He believes that the base salary should generally be within the range of perceived peers for comparable positions, but in the lower percentile of those peers, and in line with our status as a relatively smaller metal producer.

The Compensation Committee, in establishing compensation for 2021, did not target a specific percentile in the perceived range of comparative information for each individual executive or for each component of compensation. Instead, the Compensation Committee structured a total compensation package in view of the perceived information and such other factors specific to the executive, including level of responsibility, prior experience, expectations of future performance and our corporate culture. The Compensation Committee uses its judgment in identifying comparative information.

As discussed in more detail below, in 2021, each executive received compensation comprised of a base salary. Ms. Ladd Kruger, Mr. McGibbon and Mr. Wallin additionally received an equity award. The amount of compensation allocated to each element of compensation is determined on a case-by-case basis. We do not have a specific policy for allocating between long-term and currently paid-out compensation, or policies for allocating between cash and non-cash compensation.

Cash bonuses are a form of short-term incentive compensation which may be recommended by the Compensation Committee in its discretion, based on individual and overall company performance. There is no specific bonus plan or policy in place setting forth timing of awards or establishing specific performance objectives. The Compensation Committee, with recommendations from the Chief Executive Officer, determines and recommends the amounts and timing of any bonus awards.

The long-term equity compensation component of our compensation program is comprised of stock option awards and makes up a significant part of our named executive officers’ compensation package. Under our Equity Incentive Plan, we are authorized to issue incentive and non-qualified stock options, to make grants of stock and award grants of restricted stock to the officers, directors and key employees of our company, including the named executive officers. Effective January 2010, the Board adopted a policy that requires all stock options awarded be subject to a minimum vesting period of three years beginning one year from the date of grant. The stock options are priced at or above the closing market price of our common stock on the grant date, which is the date the Board approves the award, unless circumstances such as non-public material information require a later date. The Committee also takes into consideration the potential tax consequences to the recipient and to our company when determining the form of award. Due to our status as a smaller producer, and our need to conserve working capital to reinvest in our business, our compensation structure is weighted more toward performance bonuses and/or equity compensation and less toward base salary.

Specific Compensation Decisions

During 2021, Robert McEwen, our Chief Executive Officer, was paid a salary of $1, which has been his salary since 2017. Prior to that time, for the entire time he has served as our Chief Executive Officer, he has declined any salary. Mr. McEwen refused any salary to demonstrate his alignment with the interest of the other shareholders of our company.

Our remaining executive officers received base salaries during 2021 in accordance with their respective written employment agreements or as otherwise agreed with our company. The Compensation Committee believes that these base salaries were appropriate in light of each of those officer’s area of responsibility and level of experience, and was reasonable in the industry based on information possessed by members of the Committee from experience within our industry. There were no changes to the base salaries of any named executive officer during 2021.

In fiscal year 2021, our Board of Directors determined, based on the recommendation of our Chief Executive Officer and taking into account our working capital and our results of operation, no cash bonuses were awarded to any of our named executive officers. Certain of the named executive officers also received grants of equity awards, as shown in the table labeled “Grants of Plan Based Awards” on Page 32 of this proxy statement.

We do not use a formula or set a timeline in determining the amount of equity awards for our named executive officers. Instead, the Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock-based equity compensation already held by the executive, the performance of our common stock, the estimated value of the equity awards, non-equity compensation received by the executive, and the total number of shares to be granted to participants during the year. In view of the overwhelming support that we received from the advisory vote on our executive compensation at our 2019 annual meeting, we did not make any material changes to our compensation policies, programs or decisions for 2021.

Additional benefits provided to executive officers and key employees as part of their compensation packages include health, life and disability insurance. To the extent the named executive officers participate in these programs, they do so generally on the same basis as our other employees. Our named executive officers do not receive perquisites and we do not maintain any non-equity incentive plans or deferred compensation plans.

Summary Compensation Table

The following table sets forth the total compensation paid by us during the last three completed fiscal years to our named executive officers:

	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
Robert R. McEwen	2021	1	-	-	-	3,705		3,706
Chairman and Chief Executive Officer	2020	1	-	-	203,232	3,460		206,693
	2019	1	-	-	-	3,432		3,433
Anna Ladd-Kruger	2021	254,817	-	-	43,213	12,338	(10)	310,368
Chief Financial Officer(3)(5)	2020	58,715	-	-	81,293	2,599	(10)	142,607
	2019	-	-	-	-	-		-
G. Peter Mah	2021	310,558	-	-	-	13,228	(10)	323,786
Chief Operating Officer(4)(5)	2020	178,896	-	-	145,860	7,959	(10)	332,715
	2019	-	-	-	-	-		-
Steve McGibbon	2021	177,545	-	-	86,426	6,587	(10)	270,558
Executive Vice President Exploration(5)(7)	2020	-	-	-	-	-
	2019	-	-	-	-	-		-
Ruben Wallin	2021	127,485	-	-	42,213	6,526	(10)	177,224
Vice President	2020	-	-	-	-	-		-
Environment, Health, Safety & Sustainability(5)(8)	2019	-	-	-	-	-		-
Steven Woolfenden	2021	241,648	-	-	-	2,376	(10)	244,024
Former Vice President,	2020	167,715	-	-	31,704	7,413	(10)	206,832
Environment & Community Affairs(5)(6)	2019	78,269	-	-	101,318	4,005	(10)	183,592
Andrew Iaboni	2021	34,731	-	-	-	613	(10)	35,344
Former Vice President, Finance(5)(9)	2020	156,534	-	-	63,408	7,260	(10)	227,202
	2019	158,277	52,759	-	55,627	10,860	(10)	277,523

(1)	Calculated using the Black-Scholes option pricing model. Please see Note 13 to the consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2021 for a description of certain assumptions made in connection with the valuation of these option awards.

(2)	Amounts paid to the named executive officers represent payment or reimbursement for life insurance, health benefits, and travel unless otherwise stated.

(3)	Ms. Ladd-Kruger was appointed Chief Financial Officer effective September 29, 2020.

(4)	Mr. Mah was appointed Chief Operating Officer effective April 2, 2020.

(5)	Ms. Ladd-Kruger and Messrs. Mah, Woolfenden, Iaboni, Wallin and McGibbon are or were paid in Canadian dollars. The compensation reflected for them in the Summary Compensation Table has been converted to U.S. dollars using the average exchange rate for the applicable years as published by the Bank of Canada. For 2021, the average exchange rate was $0.7963 to C$1.00; for 2020, the average exchange rate was $0.7454 to C$1.00; and for 2019, the average exchange rate was $0.7537 to C$1.00.

(6)	Mr. Woolfenden was appointed as Vice President of Environment and Community Affairs on May 28, 2019. He served in that capacity until March 23, 2021.

(7)	Mr. McGibbon was appointed Executive Vice President of Exploration effective April 10, 2021.

(8)	Mr. Wallin was appointed Vice President of Environment, Health, Safety & Sustainability on April 12, 2021.

(9)	Mr. Iaboni served as our Vice President Finance until January 22, 2021.

(10)	Also includes amounts contributed by the company under a company-sponsored defined contribution plan.

Employment Agreements

The named executive officers received salary as provided by the terms of their respective employment agreements or as otherwise agreed with the Company. None of the named executive officers other than Ms. Ladd-Kruger and Messrs. Mah, Woolfenden, McGibbon and Wallin have written employment agreements with us.

On October 2, 2020, we entered into an offer letter of employment (the “Offer Letter”) with Anna Ladd-Kruger, our Chief Financial Officer. Ms. Ladd-Kruger is paid a salary of C$320,000 per year and is entitled to participate in all employee benefit plans consistent with other senior executives of the Company. Ms. Ladd-Kruger is also entitled to earn a performance bonus in the discretion of the Compensation Committee of the Board of Directors based on achievement of certain key performance indicators. The target for this bonus is 60% of Ms. Ladd-Kruger’s annual salary. In addition to her cash compensation, Ms. Ladd-Kruger was granted an option to purchase 200,000 shares of the Company’s common stock with an exercise price equal to $1.25 per share.

The Offer Letter provides certain severance benefits and change of control protections. If Ms. Ladd-Kruger is terminated by the Company without cause during her first year of employment, we would be obligated to provide her with twelve months’ notice or pay in lieu of such notice. If Ms. Ladd-Kruger is terminated without cause following the first year of her employment, she would be entitled to the greater of (i) three weeks’ notice for the first year of employment, plus an additional three weeks’ notice for every completed year thereafter, to a maximum of twelve weeks, or pay in lieu of such notice, or (ii) her minimum entitlement under the Ontario Employment Standards Act, 2000, as amended (the “ESA”). If we terminate her employment without cause following a change in control of the company (as such term is defined in the Offer Letter), we would be obligated to pay her an amount equal to 18 months of salary, plus her target bonus and required benefits.

Effective April 6, 2020, we entered into an employment letter (the “Employment Agreement”) with our Chief Operating Officer, G. Peter Mah, describing the terms of his employment with the Company. Pursuant to the terms of the Employment Agreement, Mr. Mah is paid a salary of C$390,000 per year and is entitled to participate in all employee benefit plans consistent with other senior executives of the Company; provided, however, that Mr. Mah was paid C$195,000 on an annual basis until June 30, 2020, due to travel restrictions related to COVID-19. Mr. Mah is also entitled to earn a performance bonus in the discretion of the Compensation Committee of the Board of Directors of the Company.

The Employment Agreement provides certain severance benefits and change of control protections. If Mr. Mah is terminated by us or resigns following a change in control, we would be obligated to pay him an amount equal to twice his annual salary and bonus for the preceding year. If his employment is terminated by us without cause, Mr. Mah would be entitled to the greater of (i) three weeks of severance if he is terminated during the first year of employment and an additional three weeks’ severance for each additional year that he is employed by us, up to 12 weeks of severance, or (ii) the amount he would be entitled to receive under the ESA. In addition to his cash compensation, Mr. Mah was granted an option to purchase 300,000 shares of the Company’s common stock with an exercise price equal to $0.81 per share pursuant to the Employment Agreement. Mr. Mah also received a discretionary grant of options to purchase an additional 105,000 shares of common stock at a price of $1.25 per share in September 2020.

On May 28, 2019, we entered into an employment agreement with Steven Woolfenden. Pursuant to that agreement, he was entitled to be paid a base salary of C$225,000 and was entitled to participate in all employee benefit plans consistent with other senior executive officers of our company. Mr. Woolfenden was terminated from the company in March 2021 and was paid a lump sum of C$243,750 and his personnel benefits were continued for two weeks pursuant to his severance benefits.

On April 8, 2021, we entered into an employment agreement with Stephen McGibbon. As stated in the agreement, he is entitled to receive a base annual salary of C$310,000 and entitled to participate in all employee benefit plans accordingly with other senior executive officers of our company. If Mr. McGibbon is terminated by us without cause during his first year of employment, we would be obligated to provide him with twelve months’ notice or pay in lieu of such notice. If Mr. McGibbon is terminated without cause following the first year of his employment, he would be entitled to the greater of (i) three weeks’ notice for the first year of employment, plus an additional three weeks’ notice for every completed year thereafter, to a maximum of twelve weeks, or pay in lieu of such notice, or (ii) his minimum entitlement under the Ontario Employment Standards Act, 2000, as amended (the “ESA”). If we terminate his employment without cause following a change in control of the company (as such term is defined in the Offer Letter), we would be obligated to pay him an amount equal to 24 months of salary, plus his target bonus and required benefits. Mr. McGibbon received an initial grant of 200,000 stock options in accordance with the term of the Company’s Equity Incentive Plan and Grant Agreement to be issued and price to be finalized. Further to Mr. Gibbon’s agreement, he is eligible to receive an annual bonus of up to 60% of his base salary, payable in cash or stock of the company at a time in the amount as determined by the Board in its sole discretion.

On April 12, 2021, we entered into an employment agreement with Ruben Wallin. As per the agreement, Mr. Wallin is entitled to an annual base salary of $225,000 and an annual incentive of up to 30%, subject to the attainment of Key Performance Indicators. If Mr. Wallin is terminated by us or resigns following a change in control, we would be obligated to pay him an amount equal to twice his annual salary and bonus for the preceding year. If his employment is terminated by us without cause, Mr. Wallin would be entitled to the greater of (i) three weeks of severance if he is terminated during the first year of employment and an additional three weeks severance for each additional year that he is employed by us, up to 12 weeks of severance, or (ii) the amount he would be entitled to receive under the ESA. If we terminate his employment without cause following a change in control of the company (as such term is defined in the Offer Letter), we would be obligated to pay him an amount equal to 12 months of salary, plus his target bonus and required benefits. Mr. Wallin received an initial grant of 100,000 Stock Options in accordance with the terms of the Company’s Equity Incentive Plan and Grant Agreement. He is entitled to participate in all employee benefit plans accordingly with other senior executive officers of our company.

GRANTS OF PLAN BASED AWARDS

The grants of plan based awards under our Equity Incentive Plan to each named executive officer during the year ended December 31, 2021 are as follows:

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	($/sh)	($)(2)
Anna Ladd-Kruger	08/09/2021	—	—	—	—	100,000	—	—	—	1.21	43,213
Stephen McGibbon	08/09/2021	—	—	—	—	200,000	—	—	—	1.21	86,426
Ruben Wallin	08/09/2021	—	—	—	—	100,000	—	—	—	1.21	43,213

(1)	The options are subject to a vesting schedule which requires that the named executive remain an employee of or consultant to the Company in order to exercise such options on the respective vesting date. The target amounts shown in the table represent the maximum number that may be earned if the vesting schedule is satisfied.

(2)	Calculated using the Black-Scholes option pricing model. Please see Note 13 to the consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2021 for a description of certain assumptions made in connection with the valuation of these option awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The outstanding equity awards for each of our named executive officers as of December 31, 2021 are as follows:

	Option Awards					Stock Awards
Name(1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Robert R. McEwen	166,667	333,333	—	1.25	9/28/2025	—	—	—	—
Anna Ladd-Kruger	66,667	133,333	—	1.25	9/28/2025	—	—	—	—
Anna Ladd-Kruger	—	100,000	—	1.21	8/08/2026	—	—	—	—
George Peter Mah	200,000	100,000	—	0.81	4/02/2025	—	—	—	—
George Peter Mah	35,000	70,000	—	1.25	9/28/2025	—	—	—	—
Stephen McGibbon	—	200,000	—	1.21	8/08/2026	—	—	—	—
Ruben Wallin	—	100,000	—	1.21	8/08/2026	—	—	—	—

(1)	All options vest in equal installments over three years beginning on the first anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED

There were no options exercised or stock vested by or on behalf of any of any of our named executive officers during the year ended December 31, 2021.

NON-QUALIFIED DEFERRED COMPENSATION

None of our named executive officers participated in or had account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us during fiscal year 2021.

CEO PAY RATIO

As mandated by SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our Chief Executive Officer (“CEO”), Robert R. McEwen, to the annual total compensation of our median employee.

In accordance with the methodology set forth below, we have determined that the 2021 annual total compensation of the median employee who was employed as of December 31, 2021, excluding the CEO, was $44,623. Our CEO’s annual total compensation for 2021, as reported in the Summary Compensation Table above, was $3,706. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees other than the CEO was 12 to 1. This pay ratio is a reasonable estimate calculated in accordance with SEC rules.

We selected December 31, 2021 as the date on which to determine our median employee. As of that date, our employee population consisted of 532 individuals working at the Company or any of our wholly-owned subsidiaries. To identify the median employee:

•	We used a cash compensation measure consistently applied to all employees, which included each employee’s gross earnings, consisting of cash base salary or wages plus overtime and cash bonus paid under our short-term incentive plan. We also consistently excluded non-cash compensation, such as non-cash bonus.

•	For employees that partially worked during the 2021 year, we annualized the compensation received but did not adjust for part-time status.

•	The cash compensation for our employees was derived from our payroll records and from payroll records maintained by our wholly-owned subsidiaries, in each case, for the period from January 1, 2021 through December 31, 2021. For payroll records held in a foreign currency, we used the average foreign exchange rate to the U.S. dollar, reported by the Federal Reserve or the national bank of the country, for the period from January 1, 2021 through December 31, 2021.

After identifying the median employee, we determined such employee’s annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required by SEC rules. This calculation is the same calculation used to determine total compensation for purposes of the 2021 Summary Compensation Table with respect to each of the named executive officers.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices (including compensation of the CEO) or regional demographics, or may utilize different methodologies and assumptions in calculating their pay ratios.

DIRECTOR COMPENSATION

In November 2005, we established a compensation program for our non-executive directors, which provides cash payments to those directors in addition to long-term incentive equity awards. In 2021, directors received fees of $40,000 annually for their service and additional amounts for Committee service. The Committee service amounts range from $2,000 to $10,000 annually, depending on the Committee and whether the individual takes on additional responsibility as Chair. The directors may also receive cash bonuses from time to time in circumstances where they serve on special committees or undertake additional activities in addition to their usual duties. The compensation received by our directors for the year ended December 31, 2021 is as follows:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards	Option Awards($)(3)	Incentive Plan Compensation	All Other Compensation	Total ($)
Allen Ambrose	45,000	—	—	—	—	45,000
Michele Ashby	45,000	—	—	—	—	45,000
Richard Brissenden(2)	50,178	—	—	—	—	50,178
Greg Fauquier(2)	45,161	—	—	—	—	45,161
Donald Quick(2)	40,143	—	—	—	—	40,143
Robin Dunbar(2)	40,143	—	—	—	—	40,143
Michael Stein(2)	42,150	—	—	—	—	42,150
William Shaver(2)(4)	11,173	—	47,762	—	—	58,935

(1)	Mr. McEwen is omitted from this table because he did not receive compensation in 2021 for service as a director.

(2)	Compensation paid in Canadian dollars. The compensation reflected in the Director Compensation Table has been converted to U.S. dollars using the 2021 average exchange rate of $0.7963 to C$1.00 published by the Bank of Canada.

(3)	Calculated using the Black-Scholes option pricing model. Please see Note 13 to the consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2021 for a description of certain assumptions made in connection with the valuation of these option awards.

(4)	William Shaver was appointed to the Board of Directors on September 29,2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures and Policies

We consider “related party transactions” to be transactions between our company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.

The Audit Committee is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of independent directors (as defined in the NYSE Rules) is appointed by the Board of Directors. Policies and procedures for related party transactions are set forth in our Corporate Governance Guidelines and Audit Committee Charter, both of which are available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance.

Transactions with Related Parties

Aircraft Charter Arrangement: Beginning in the second quarter of 2010, an aircraft owned and operated by Lexam L.P. (of which Mr. McEwen, our Chairman and Chief Executive Officer and the beneficial owner of more than five percent of our outstanding common stock is a limited partner and beneficiary) was made available to our company in order to expedite business travel. In his role as Chairman and Chief Executive Officer of the Company, Mr. McEwen must travel extensively and frequently on short notice.

Mr. McEwen is able to charter the aircraft from Lexam L.P. at a preferential rate. Our independent Board members have approved a policy whereby only the variable expenses of operating this aircraft for business related travel are eligible for reimbursement by us. Where possible, trips also include other company personnel, both executives and non-executives, to maximize efficiency.

For the year ended December 31, 2021, we paid approximately $0.1 million to Lexam L.P. for the use of this aircraft.

Secured Credit Agreement: On August 10, 2018, we completed a $50.0 million Secured Term Credit Agreement (“Credit Agreement”) with certain lenders. On June 25, 2020, the Credit Agreement was amended to, among other things, substitute a new lender and administrative agent and extend the due date of principal payments under the Agreement. An entity over which Mr. McEwen exercises voting and investment control participated as a lender for $25.0 million of the total $50.0 million term loan under the terms of the Credit Agreement. During the year ended December 31, 2021, we paid the affiliated entity $2.8 million in interest. The loan made by the affiliate of Mr. McEwen is on the same terms and conditions as the loan made by the unaffiliated third parties.

Subsequent Loan by McEwen Affiliate: On March 31, 2022, we borrowed an additional $15 million from the affiliate of Mr. McEwen in the form of an unsecured note. The note bears interest at the rate of eight percent per year, payable monthly, and is due and payable in full September 30, 2025.

Investment in McEwen Copper: During the year ended December 31, 2021, our subsidiary McEwen Copper Inc. sold four million of its common shares to an entity affiliated with Mr. McEwen for a price of $10 per share or an aggregate of $40 million. The shares sold to Mr. McEwen’s affiliate represented 18.6% of the equity of McEwen Copper.

Legal Services: During the year ended December 31, 2021, legal fees of $0.2 million were incurred with REVlaw, a company owned by Carmen Diges, General Counsel of the Company. The services of Ms. Diges as General Counsel and other attorneys are provided by REVlaw.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 28, 2022, there were a total of 474,275,626 shares of our common stock outstanding.

The following table describes the beneficial ownership of our voting securities as of April 28, 2022, by: (i) each of our named executive officers and directors; (ii) all of our executive officers (whether or not named executive officers) and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. In calculating the percentage ownership for each shareholder, we assumed that any options or warrants owned by an individual and exercisable within 60 days are exercised, but not the options or warrants owned by any other individual. Unless otherwise stated, all ownership is direct and the address of each individual or entity is the address of our executive office, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Footnote Reference	Percentage
Robert McEwen** (includes shares held by 2190303 Ontario Inc.)	82,354,345	(1)(2)	17.3%
2190303 Ontario Inc.	81,834,879		17.2%
Allen Ambrose**	576,134	(1)(3)	*
Michele Ashby	167,500	(1)(4)	*
Richard Brissenden	100,000	(1)(5)	*
Robin Dunbar	234,279	(1)(6)	*
Donald Quick	210,000	(1)(7)	*
Merri Sanchez	0	(1)	*
William M. Shaver	0	(1)	*
Michael Stein	672,892	(1)(8)	*
Anna Ladd-Kruger	116,666	(1)(9)	*
G. Peter Mah	231,575	(1)(10)	*
Stephen McGibbon	0	(1)	*
Ruben Wallin	0	(1)	*
Steven Woolfenden	126,000	(1)(11)
Andrew Iaboni	42,574	(1)(12)	*
All officers and directors as a group (15 persons)	85,193,965	(2)(13)	17.9%

*	Less than one percent.

(1)	Officer or Director or former Officer or Director.

(2)	Includes (i) 352,800 shares owned by the reporting person’s spouse, of which he disclaims beneficial ownership; (ii) 81,834,879 shares owned by 2190303 Ontario Inc., an Ontario corporation, over which shares the reporting person exercises voting and investment control; and (iii) 166,666 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(3)	Includes 100,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(4)	Includes 100,000 shares underlying stock options, which options are exercisable within 60 days of the date of this proxy statement.

(5)	Includes 100,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(6)	Includes 15,234 shares held by a corporation. Also includes 200,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(7)	Includes 100,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(8)	Includes 100,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(9)	Includes 66,666 shares underlying stock options exercisable within 60 days of the date of this proxy statement.

(10)	Includes 200,000 shares underlying stock options that are exercisable within 60 days of the date of this proxy statement.

(11)	Includes 126,000 shares underlying stock options exercisable within 60 days of the date of this proxy statement.

(12)	Includes 26,666 shares underlying stock options exercisable within 60 days of the date of this proxy statement.

(13)	Includes 1,522,998 shares underlying stock options exercisable within 60 days of the date of this proxy statement.

Changes in Control

We know of no arrangement or events, including the pledge by any person of our securities, which may result in a change in control of our company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Set out below is information as of December 31, 2021 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price per share of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	6,169,583	$1.34	23,830,417
TOTAL	6,169,583	1.34	23,830,417

The number of securities shown in the table above as remaining available for future issuance is net of securities previously issued and exercised.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

We anticipate that the next annual meeting of shareholders will be held in June 2023. Any shareholder who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of shareholders must do so in writing in accordance with our Amended and Restated Bylaws and Rule 14a-8 of the Exchange Act, and it must be received at our principal executive offices no later than January 2, 2023 in order to be considered for inclusion in the proxy statement for the 2023 annual meeting of shareholders. Shareholders who intend to present a proposal at the 2023 annual meeting of shareholders without including such proposal in the 2023 proxy statement must provide us with a notice of such proposal no sooner than March 2, 2023 and no later than April 1, 2023. For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our common stock is listed on the NYSE and the TSX under the symbol “MUX.”

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2021, including financial statements and schedules, and copies of any of the exhibits referenced therein, are available to shareholders without charge upon written request to Anna Ladd-Kruger, Chief Financial Officer, at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the annual meeting of shareholders. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors

DATE: May 2, 2022	ROBERT R. MCEWEN
(revised June , 2022)	Chairman and Chief Executive Officer

APPENDIX A

FORM OF ARTICLES OF AMENDMENT TO THE

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF MCEWEN MINING, INC. (REVERSE STOCK SPLIT)

Pursuant to Section 7-110-103 of the Colorado Business Corporation Act, McEwen Mining Inc., a Colorado corporation (the “Corporation”), adopts the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation and hereby certifies as follows:

FIRST: The name of the corporation is McEwen Mining, Inc.

SECOND: The board of directors of the Corporation duly approved the following amendment to the Second Amended and Restated Articles of Incorporation and recommended it for approval by the shareholders of the Corporation on         , 2022 and the shareholders of the Corporation duly approved said amendment on              , 2022.

THIRD: The amendment effected by these Articles of Amendment is as follows: The following shall be added in its entirety immediately following Article IV, Section A of the Corporation’s Second Amended and Restated Articles of Incorporation:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Colorado Business Corporations Act of these Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Corporation, each [   ] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). Any fractional shares resulting from the Reverse Stock Split will not be issued, but will be paid out in cash (without interest or deduction) in the amount equal to the number of shares exchanged into such fractional share multiplied by the closing trading price of the Common Stock on the New York Stock Exchange on the trading day immediately before the Effective Time. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional share interests as described above.”

FOURTH:  The remainder of the Second Amended and Restated Articles of Incorporation, as previously amended, shall remain unchanged and in full force and effect.

FIFTH: The effective date of these Articles of Amendment shall be the date of filing with the Colorado Secretary of State.

IN WITNESS WHEREOF, McEwen Mining, Inc. has caused these Articles of Amendment of the Second Amended and Restated Articles of Incorporation to be signed by its duly authorized officer, this     day of      , 2022.

McEwen Mining, Inc.

Name:	Carmen Diges
Title:	General Counsel and Secretary

A-1

APPENDIX B

FORM OF ARTICLES OF AMENDMENT TO THE

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF MCEWEN MINING, INC. (DECREASE IN AUTHORIZED CAPITAL)

Pursuant to Section 7-110-103 of the Colorado Business Corporation Act, McEwen Mining Inc., a Colorado corporation (the “Corporation”), adopts the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation and hereby certifies as follows:

FIRST: The name of the corporation is McEwen Mining, Inc.

SECOND: The board of directors of the Corporation duly approved the following amendment to the Second Amended and Restated Articles of Incorporation and recommended it for approval by the shareholders of the Corporation on         , 2022 and the shareholders of the Corporation duly approved said amendment on              , 2022.

THIRD: The amendment effected by these Articles of Amendment is as follows: The second sentence of Article IV, Section A of the Second Amended and Restated Articles of Incorporation is hereby deleted in its entirety and restated as follows:

The total number of shares which the Corporation is authorized to issue is 200,000,002 shares, of which (i) 200,000,000 shares, no par value, shall be Common Stock and (ii) two shares, no par value, shall be Preferred Stock.

FOURTH:  The remainder of the Second Amended and Restated Articles of Incorporation, as previously amended, shall remain unchanged and in full force and effect.

FIFTH: The effective date of these Articles of Amendment shall be the date of filing with the Colorado Secretary of State.

IN WITNESS WHEREOF, McEwen Mining, Inc. has caused these Articles of Amendment of the Second Amended and Restated Articles of Incorporation to be signed by its duly authorized officer, this     day of      , 2022.

McEwen Mining, Inc.

Name:	Carmen Diges
Title:	General Counsel and Secretary

B-1

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

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MCEWEN MINING

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/MUX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

1. ELECTION OF DIRECTORS:

01 - Robert R. McEwen
02 - Allen V. Ambrose
03 - Richard W. Brissenden
04 - Robin E. Dunbar
05 - Donald R.M. Quick
06 - Merri Sanchez
07 - William M. Shaver
08 - Ian Ball

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08
☐	☐	☐	☐	☐	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To approve on an advisory (non-binding) basis the frequency upon which shareholders of the Company will be entitled to vote on the compensation of the named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT
1UPX 541158

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

\\DE - 027319/000003 - 3781471 v5

\\DE - 027319/000003 - 3781471 v5 PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, AND “FOR” PROPOSALS 2, 4, 5 AND 6 AND “3 YEARS” ON PROPOSAL 3. 5. To approve a proposal to grant the Board of Directors the discretion to amend the Second and Amended and Restated Articles of Incorporation to effect a reverse split of the Company’s outstanding common stock at a ratio of not less than 1-for-5 and not more than 1-for- 10. † † † † † † 6. To approve a proposal to amend the Second Amended and Restated Articles of Incorporation to decrease the number of authorized shares of common stock from 675,000,000 to 200,000,000. † † † 7. To transact such other business as may properly come before the meeting.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — McEwen Mining Inc.

+

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE OR IF YOU ARE ELIGIBLE FOR AND PREFER INTERNET OR TELEPHONE VOTING, PLEASE RETURN YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +

\\DE - 027319/000003 - 3781471 v5

\\DE - 027319/000003 - 3781471 v5 The 2022 Annual Meeting of Shareholders of McEwen Mining Inc. will be held on Thursday, July 7, 2022 at 11:00 a.m. ET, virtually via the Internet at www.meetnow.global/MJXJLV6. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The undersigned, having duly received the Notice of Annual Meeting and the proxy statement dated May 2, 2022 (as revised June , 2022) hereby revokes any and all proxies previously granted and appoints Robert R. McEwen and Carmen L. Diges or either of them, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated herein, all shares of common stock of McEwen Mining Inc. held of record by the undersigned on April 28, 2022, at the Annual Meeting of Shareholders to be held on July 7, 2022 at 11:00 a.m. Eastern Time virtually at www.meetnow.global/MJXJLV6, and at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed on the proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED DIRECTORS, FOR THE APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, TO HOLD THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS, FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022, FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S SECOND AND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK, AND FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S SECOND AND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 675,000,000 TO 200,000,000.